                         Sylvan Learning Systems, Inc.


                                 $100,000,000

                5% Convertible Subordinated Debentures due 2010




                            ______________________

                              PURCHASE AGREEMENT

                            ______________________





                         Dated as of February 23, 2000

                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
1.       PRELIMINARY MATTERS...................................................................................   1
         1.1      Authorization of Debentures..................................................................   1
         1.2      Issue Taxes..................................................................................   1
         1.3      Direct Payment...............................................................................   1
         1.4      Replacement Debentures.......................................................................   2
         1.5      Indemnification..............................................................................   2

2.       SALE AND PURCHASE OF DEBENTURES.......................................................................   4

3.       CLOSING...............................................................................................   4

4.       CONDITIONS TO CLOSING.................................................................................   4
         4.1      Representations and Warranties...............................................................   4
         4.2      Performance; No Default......................................................................   5
         4.3      Compliance Certificates......................................................................   5
         4.4      Opinions of Counsel..........................................................................   5
         4.5      Purchase Permitted By Applicable Law, etc....................................................   5
         4.6      Other Agreement..............................................................................   5
         4.7      Market Conditions............................................................................   6
         4.8      Proceedings and Documents....................................................................   6
         4.9      Consents and Permits.........................................................................   6
         4.10     New Members of the Board of Directors........................................................   6

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................   6
         5.1      Organization; Power and Authority............................................................   6
         5.2      Authorization, etc...........................................................................   7
         5.3      Capitalization...............................................................................   7
         5.4      Organization and Ownership of Shares of Subsidiaries.........................................   7
         5.5      Filed Documents and Financial Statements.....................................................   8
         5.6      No Current Violation, Default................................................................   8
         5.7      Compliance with Laws, Other Instruments, etc.................................................   9
         5.8      Consents, Approvals, etc.....................................................................   9
         5.9      Litigation; Observance of Statutes and Orders................................................   9
         5.10     Environmental................................................................................  10
         5.11     Taxes........................................................................................  10
         5.12     Title to Property and Assets; Leases.........................................................  10
         5.13     Licenses, Permits, etc.......................................................................  10
         5.14     Compliance with ERISA........................................................................  11
         5.15     Private Offering by the Company..............................................................  12
         5.16     Use of Proceeds; Margin Regulations..........................................................  12
         5.17     Status under Certain Statutes................................................................  13
         5.18     Certain Payments.............................................................................  13
         5.19     No Brokers or Finders........................................................................  13
         5.20     Insurance....................................................................................  13
         5.21     Accounting...................................................................................  14
         5.22     Registration Rights..........................................................................  14
         5.23     [Intentionally Omitted.].....................................................................  14
         5.24     Securities Ratings...........................................................................  14

         5.25     Similar Securities Not Listed................................................................  14
         5.26     Intellectual Property........................................................................  14
         5.27     Authorization of Shares Issuable Upon Conversion.............................................  15
         5.28     Affiliate Transactions.......................................................................  15
         5.29     Representations and Warranties in the Prometric Agreements...................................  15
         5.30     Investment Company Act.......................................................................  15
         5.31     Antitakeover Matters.........................................................................  15
         5.32     Formation and Capitalization of Incubator....................................................  16

6.       REPRESENTATIONS OF THE PURCHASER......................................................................  16
         6.1      Organization; Power and Authority............................................................  16
         6.2      Authorization, etc...........................................................................  17
         6.3      Purchase for Investment......................................................................  17

7.       COVENANTS.............................................................................................  17
         7.1      Transaction Expenses.........................................................................  17
         7.2      Operation of Business........................................................................  18
         7.3      Access to Books and Records..................................................................  18
         7.4      Agreement to Take Necessary and Desirable Actions............................................  18
         7.5      Compliance with Conditions; Best Efforts.....................................................  19
         7.6      HSR Act Filings..............................................................................  19
         7.7      Prometric Transaction........................................................................  19
         7.8      Antitakeover Matters.........................................................................  19

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................................  19

9.       AMENDMENT AND WAIVER..................................................................................  20

10.      NOTICES...............................................................................................  20

11.      REPRODUCTION OF DOCUMENTS.............................................................................  20

12.      SUBSTITUTION OF PURCHASER.............................................................................  20

13.      MISCELLANEOUS.........................................................................................  21
         13.1     Successors and Assigns.......................................................................  21
         13.2     Severability.................................................................................  21
         13.3     Construction.................................................................................  21
         13.4     Counterparts.................................................................................  21
         13.5     Governing Law; Submission to Jurisdiction....................................................  21
         13.6     Confidentiality..............................................................................  21

SCHEDULE A    --   DEFINED TERMS

SCHEDULE 1.3  --   Purchaser's Bank Accounts

SCHEDULE 2    --   Debenture Purchase Commitments

SCHEDULE 5.3  --   Capitalization

SCHEDULE 5.4        --  Subsidiaries

SCHEDULE 5.5(b)     --  Unaudited Interim Financial Statements of the Company

SCHEDULE 5.5(c)     --  2000 Budget

SCHEDULE 5.8        --  Consents

SCHEDULE 5.13       --  Restricted Licenses and Permits

SCHEDULE 5.14       --  Employee Benefit Plans

SCHEDULE 5.22       --  Registration Rights

SCHEDULE 5.28       --  Affiliate Transactions

EXHIBIT 1           --  Form of Indenture

EXHIBIT 4.4(a)      --  Form of Opinion of Venable, Baetjer & Howard, LLP

EXHIBIT 4.4(b)      --  Form of Opinion of Robert Zentz, General Counsel of the Company

EXHIBIT 5.8         --  Form of Registration Rights Agreement

EXHIBIT 5.28        --  Form of Investors Agreement

EXHIBIT 7.4         --  Terms of Incubator Agreement

                         Sylvan Learning Systems, Inc.
                             100 Lancaster Street
                           Baltimore, Maryland 21202
                               Fax: 410-843-8065

                                 $100,000,000

                5% Convertible Subordinated Debentures due 2010



                                                         As of February 23, 2000

The Purchasers named on the signature pages hereto


Ladies and Gentlemen:

          Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), agrees with each of the purchasers named on the signature pages hereto (each, a "Purchaser") as follows:


1.   PRELIMINARY MATTERS.

1.1  Authorization of Debentures.

          The Company has authorized the issue and sale of $100,000,000 aggregate principal amount of its 5% Convertible Subordinated Debentures due 2010 (the "Debentures"), such term to include any such Debentures issued in
           ----------
substitution therefor pursuant to the terms of the Indenture. The Debentures shall be issued pursuant to an Indenture substantially in the form set out in
Exhibit 1. Certain capitalized terms used in this Agreement are defined in Schedule A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2  Issue Taxes.

          The Company agrees to pay all taxes (other than taxes in the nature of income, franchise or gift taxes) and governmental fees in connection with the issuance, sale, delivery or transfer by the Company to the Purchasers of the Debentures and the execution and delivery of this Agreement and the Other Agreements and any modification of any of this Agreement or the Other Agreements and will save each and all of the Purchasers harmless without limitation as to time against any and all liabilities with respect to all such taxes and fees. The obligations of the Company under this Section 1.2 are in addition to any other obligations of the Company contained elsewhere in this Agreement and shall survive the payment or prepayment of the Debentures, at maturity, upon redemption or otherwise and the termination of this Agreement and the Other Agreements.

1.3  Direct Payment.

          Notwithstanding any provision to the contrary in the Indenture or the Debentures, the Company will pay or cause to be paid all amounts payable with respect to any Debenture held by the Purchasers (without any presentment of such Debenture and without any notation of such payment being made thereon) by crediting (before 12:00 Noon, New York time), by Federal funds bank wire transfer in same day funds to such holder's account in any bank in the United States of America as may be designated and specified in writing by such holder at least two Business Days prior thereto. Each Purchaser's initial bank account for this purpose is on Schedule
                                                                   -----------
1.3 hereto.
---

1.4  Replacement Debentures.

          If a mutilated Debenture that is a Transfer Restricted Security (as defined in the Indenture) is surrendered to the Company or if a Purchaser or any other institutional holder (or nominee thereof) of a Debenture that is a Transfer Restricted Security claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Debenture without the need to post any bond, and no further indemnity shall be required as a condition to the execution and delivery of a new Debenture other than the unsecured written agreement of such owner reasonably satisfactory to the Company, to indemnify the Company. With respect to any Debenture that is not a Transfer Restricted Security which is surrendered to the Company or which is claimed by the Purchaser or its holder to be lost, destroyed or wrongfully taken, the Company may require the Purchaser or such holder to post a bond against any loss arising in connection therewith as a condition to the execution and delivery of a new Debenture and to indemnify the Company, in each case, to the extent provided in the Indenture.

1.5  Indemnification.

          (a) In addition to all other sums due hereunder or provided for in this Agreement or any Other Agreement and any and all obligations of the Company to indemnify any Purchaser hereunder or under any Other Agreement, the Company hereby agrees, without limitation as to time, to indemnify each Purchaser, each Affiliate of each Purchaser and each director, officer, employee, counsel, agent or representative of each Purchaser and its Affiliates (collectively, the "Indemnified Parties") against, and hold it
                                    -------------------
     and them harmless from, to the fullest extent lawful, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "Losses"), incurred by it or them
                                               ------
     and arising out of or in connection with this Agreement or any Other Agreement, or the Transactions, regardless of whether the Transactions are consummated and regardless of whether any Indemnified Party is a formal party to any proceeding; provided, that the Company shall not be liable to any Indemnified Party for any Losses to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Losses arose from the gross negligence or willful misconduct of such Indemnified Party, which (i) is independent of any wrongful act by the Company, its Affiliates or any of its representatives and (ii) was not taken by such Indemnified Party in reliance upon any of the representations, warranties, covenants or promises of the Company herein or in the Other Agreements, including (without limitation) the certificates delivered by the Company pursuant hereto or thereto. The Company agrees to reimburse each Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party (regardless of whether it is or may be ultimately determined that such Indemnified Party is not entitled to indemnification hereunder), subject to repayment in the event that the Indemnified Party is ultimately determined not entitled to indemnification hereunder (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)). The obligations of the Company to each Indemnified Party hereunder shall be separate obligations, and the Company's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of each Indemnifying Party under this Section 1.5 shall survive the payment or prepayment of the Debentures, at maturity, upon acceleration, redemption or otherwise, the redemption or repurchase of any Common Stock, any transfer of the Debentures or Common Stock by any Purchaser and the termination of this Agreement or any of the Other Agreements.

          (b) In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought hereunder, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses incurred in connection with the defense thereof; provided, that the failure to so notify the Company shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced the Company. The Company shall not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the Indemnified Parties, of the Indemnified Parties from all liability and obligation arising therefrom. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless: (i) the Company has agreed to pay such expenses; or (ii) the Company has failed to promptly assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and the Company or an Affiliate of the Company, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it that are different from or in addition to those available to the Company or such Affiliate or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and the Company or its Affiliate; provided that, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel in the circumstances described in clause (ii) or (iii) above, the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties.

          Notwithstanding any other provision hereof the Company shall not (i) in connection with any one such action or proceeding, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party, (ii) be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld or delayed), or (iii) be responsible hereunder for attorneys' fees or expenses incurred by the Indemnified Parties in excess of $500,000 in the aggregate other than 50% of such attorneys' fees and expenses in excess of $1,000,000.

          (c) If the indemnification provided for in this Section 1.5 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Losses referred to herein, then the Company shall contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, its subsidiaries and Affiliates, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

          (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

2.   SALE AND PURCHASE OF DEBENTURES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will severally purchase from the Company, at the Closing, Debentures in the respective amounts as set forth in Schedule 2 at a purchase price of 100% of the principal amount thereof. In connection with the Transactions, the Company shall pay to the Persons designated by Apollo Management IV, L.P. ("Apollo Management") a closing
                                                   -----------------
fee equal to 1% of the aggregate principal amount of Debentures purchased by the Purchasers (the "Closing Fee").
                 -----------

3.   CLOSING.

          The sale and purchase of the Debentures shall occur at the offices of Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, at 9:00 a.m., local time, at a closing (the "Closing"), which shall occur as soon as practicable after
              -------
satisfaction or waiver of each of the conditions to closing set forth herein (but in no event prior to March 20, 2000) or on such other Business Day thereafter as may be agreed upon by the Company and Apollo Management. The date on which the Closing occurs is referred to herein as the "Closing Date." At the
                                                          ------------
Closing (a) the Company will deliver to each Purchaser the Debentures to be purchased by such Purchaser in the form of a single Debenture (or such greater number of Debentures as Apollo Management may request), dated the Closing Date, and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company of immediately available funds in the amount of the purchase price therefor by wire transfer to such bank account as the Company shall have notified Apollo Management in writing and (b) the Company shall pay the Closing Fee in immediately available funds by wire transfer to such bank accounts as Apollo Management shall have notified the Company in writing. If at the Closing the Company shall fail to tender such Debentures to such Purchaser or pay the Closing Fee as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

          Each Purchaser's obligation to purchase and pay for the Debentures to be sold to such Purchaser at the Closing is subject to the fulfillment or waiver, prior to or at the Closing, of the following conditions:

4.1  Representations and Warranties.

          The representations and warranties of the Company in this Agreement and each of the Other Agreements shall be correct when made and at the time of the Closing except where such representations and warranties expressly relate to an earlier date.

4.2  Performance; No Default.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement and each of the Other Agreements required to be performed or complied with by it prior to or at the Closing. After giving effect to the Transactions (including, without limitation, the issue and sale of the Debentures (and the application of the proceeds thereof as contemplated by Section 5.16)), no Default or Event of Default (as both terms are defined in the Indenture) shall have occurred and be continuing.

4.3  Compliance Certificates.

          (a) Officer's Certificate.  The Company shall have delivered to the
              ---------------------
     Purchasers an Officer's Certificate, dated the Closing Date, in form and substance reasonably satisfactory to Apollo Management, certifying that the conditions specified in Sections 4.1, 4.2, 4.9 and 4.10 have been fulfilled.

          (b) Secretary's Certificate.  The Company shall have delivered to the
              -----------------------
     Purchasers a certificate of the secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Apollo Management, certifying, among other things, as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Other Agreements and the approval of the Transactions.

4.4  Opinions of Counsel.

          (a) The Purchasers shall have received an opinion, dated the Closing Date, from, Venable, Baetjer & Howard, LLP, special counsel for the Company, in the form set forth in Exhibit 4.4(a) (and the Company hereby instructs such counsel to deliver such opinion to the Purchasers).

          (b) The Purchasers shall have received an opinion, dated the Closing Date, from, Robert Zentz, General Counsel of the Company, in the form set forth in Exhibit 4.4(b) (and the Company hereby instructs such counsel to deliver such opinion to the Purchasers).

          (c) The Purchasers shall have received the opinions, dated the Closing Date, as to certain tax matters, described in Exhibit 7.4 (and the Company hereby instructs such counsel to deliver such opinion to the Purchasers).

4.5  Purchase Permitted By Applicable Law, etc.

          The Purchaser's purchase of Debentures shall (i) not violate any applicable Law and (ii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable Law.

4.6  Other Agreements.

          Each Other Agreement (other than the Incubator Agreement) shall have been executed and delivered by all parties thereto and shall be in full force and effect, each party to each Other Agreement shall have performed all of its obligations to be performed thereunder on or prior to the Closing Date, and each of Chris Hoehn-Saric and Douglas Becker shall have entered into employment agreements (collectively, the "Employment Agreements") with the Incubator, each
                               ---------------------
in a form approved by Apollo Management.

4.7  Market Conditions.

          During the seven-calendar-day period ending on the Closing Date, (a) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market shall not have been suspended and minimum prices shall not have been established on either of such exchanges or such market by such exchange or by the SEC, (b) a general banking moratorium shall not have been declared by Federal or New York or California authorities, and (c) no change (or any condition, event or development involving a prospective change) shall have occurred or be threatened that, in the reasonable judgment of the Purchasers, has had or could, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the prices or trading of securities generally traded on financial markets in the United States.

4.8  Proceedings and Documents.

          All corporate and other proceedings in connection with the Transactions and all documents and instruments executed or delivered in connection with such Transactions shall be reasonably satisfactory in form and substance to Apollo Management and Apollo Management shall have received all such counterpart originals or certified or other copies of such documents as Apollo Management may reasonably request.

4.9  Consents and Permits.

          The Company shall have received all consents, permits, approvals and authorizations and sent or made all notices, filings, registrations and qualifications as may be required pursuant to any Law or pursuant to any Applicable Agreement, in connection with the Transactions to be consummated on or prior to the Closing Date.

4.10 New Members of the Board of Directors.

          Michael Gross and Laurence Berg shall have been appointed as members of the board of directors of the Company.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each Purchaser that:

5.1  Organization; Power and Authority.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and to perform the provisions hereof and thereof.

5.2  Authorization, etc.

          (a) This Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and (ii) general principals of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity).

          (b) Each of the Other Agreements has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When each Other Agreement has been duly executed and delivered by the Company such Other Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and (ii) general principals of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity). On the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the
           ---      -------------------
     SEC applicable to an indenture which is qualified thereunder.

5.3  Capitalization.

          (a) As of the date hereof, the authorized capital stock of the Company consists of: (i) 90,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of which 50,915,574 shares are issued and outstanding and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Shares"), of which no shares are issued and outstanding.

          (b) The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). Except as disclosed in the previous paragraph and in Schedule 5.3, there are no other shares of capital stock of the Company authorized and reserved for issuance and the Company does not have any commitment to authorize, issue or sell any of its capital stock or securities convertible into its capital stock. Schedule
     5.3 sets forth the number of shares of Common Stock, or other ownership interests, issuable or reserved for issuance upon exercise of subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company (and the exercise price thereof).

5.4  Organization and Ownership of Shares of Subsidiaries.

          (a) Except as set forth on Schedule 5.4, all of the outstanding shares of capital stock or similar equity interests of each Subsidiary of the Company have been duly authorized, validly issued, are fully paid and nonassessable, and are owned by the Company or another Subsidiary free and clear of any Lien. Schedule 5.4 sets forth the number of shares of capital stock, or other ownership interests, issuable or reserved for issuance upon exercise of subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of each Subsidiary (and the exercise price thereof).

          (b) Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

5.5  Filed Documents and Financial Statements.

          (a) The Company has filed all required forms, reports and documents with the SEC since January 1, 1995 (the "SEC Documents"), each of which
                                              -------------
     complied in all material respects with all of the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be contained therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. All financial statements contained in such filings (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates and the consolidated results of their operations and cash flows for the respective periods and have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

          (b) The Company's unaudited financial statements attached as Schedule 5.5(b), were prepared on the same basis as the financial statements contained in the SEC Documents and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates referenced therein and the consolidated results of their operations and cash flow for the respective periods, and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except such
     statements do not contain footnotes or related schedules.   Since December
     31, 1999, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries. Since December 31, 1999, the Company has conducted its business in the usual, regular and ordinary course..

          (c) The Company's budget for 2000 attached as Schedule 5.5(c) was prepared in good faith based on assumptions and projections believed to have been reasonable at the time made and were prepared in all material respects consistent with past accounting practices.

5.6  No Current Violation, Default.

          Neither the Company nor any of its Subsidiaries is (a) in violation of its respective charter, by-laws, partnership agreement or similar governing documents ("Charter"), as the case may be, or (b) in default (and no condition
            -------
exists that with notice or lapse of time or both would constitute a default) in the performance of any obligation, agreement or condition contained in any Applicable Agreement, except in case of this clause (b) to the extent such violation or default, if any, could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is in default (and no condition exists that with notice or lapse of time or both would constitute a default) in the performance of any obligation, agreement or condition contained in the Prometric Agreements except to the extent such violation or default, if any, could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.7  Compliance with Laws, Other Instruments, etc.

          The execution, delivery and performance by the Company of this Agreement and the Other Agreements, and the consummation of the Transactions, will not violate, contravene, trigger any rights of any shareholder of the Company under, result in any breach of, conflict with, constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (a) any Charter, (b) any Applicable Agreement or (c) any Law, except in the case of clause (b), to the extent such violation or default could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.8  Consents, Approvals, etc.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or the Other Agreements or the consummation of the Transactions, except (i) a filing pursuant to the HSR Act as may be required in connection with the conversion of the Debentures, (ii) filings with the SEC required by the Registration Rights Agreement, dated as of the Closing Date, to be entered into among the Company and the Purchasers , in the form attached as Exhibit 5.8 hereto (the "Registration Rights Agreement"), (iii) any filings required to
             -----------------------------
perfect an exemption from registration under the Securities Act and similar state securities laws for the sale of the Debentures and Common Stock issuable on conversion thereof, (iv) any applicable filing to list the Common Stock issuable on conversion of the Debentures on the applicable national securities exchange or Nasdaq market,and (v) the consents listed on Schedule 5.8. The Company is not aware of any consents listed on Schedule 5.8 that will not be obtained in a timely manner. Schedule 5.8 indicates whether each of the consents listed thereon has been obtain on or prior to the date hereof.

5.9  Litigation; Observance of Statutes and Orders.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any Governmental Authority or is in violation of any applicable Law, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.10 Environmental.

          (a) The Company and its Subsidiaries are in compliance with all Environmental Laws, except where such non-compliance could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice that alleges that the Company or its Subsidiaries is not in compliance with any Environmental Laws, and to the best of the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future.

          (b) There is no Environmental Claim pending or threatened, to the knowledge of the Company, against the Company or any of its Subsidiaries with respect to the operations or business of the Company or its Subsidiaries, or against any Person whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law, and to the best of the Company's knowledge, there are no circumstances that could form the basis of any such Environmental Claim in the future.

5.11 Taxes.

          (a) All Tax returns required to be filed by the Company and each of its Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP. There are no proposed Tax assessments against the Company or any of its subsidiaries. To the best knowledge and belief of the Company, the accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.

          (b) The Company is not currently a United States real property holding corporation as defined in Section 897(c)(2) of the Code. The Company will use its best efforts to not become a United States real property holding corporation in the future.

5.12 Title to Property and Assets; Leases.

          Except as set forth in the SEC Documents filed on or after January 1, 1999, each of the Company and each of its Subsidiaries has good and marketable title, free and clear of all Liens to all of its assets except (i) Liens for taxes not yet due and payable and (ii) immaterial Liens that do not interfere with the use of such assets. All leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, other than any such defaults that, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries enjoy a peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

5.13 Licenses, Permits, etc.

          The Company and each of its Subsidiaries has such material permits, licenses, franchises, authorizations of governmental or regulatory authorities, patents, copyrights, service marks, trademarks and trade names, or rights thereto ("licenses and permits") including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business. The Company and each of its Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such licenses and permits. No event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such license or permit if the revocation, termination or impairment thereof could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as described in Schedule 5.13, such licenses and permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries.

5.14 Compliance with ERISA.

          (a) Schedule 5.14 sets forth a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "1 ERISA Affiliate"), that together with the Company or any of its
            ---------------
     Subsidiaries would be deemed a "single employer" within the meaning of
     Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of the Company, or any of its Subsidiaries or any ERISA Affiliate (the "Plans").
                           -----

          (b) The Company has made available to the Purchasers with respect to all Plans, true, complete and correct copies of the following: all plan documents and the most recent summary plan descriptions and any subsequent summaries of material modifications; forms 5500 as filed with the IRS for the most recent plan year; all trust agreements with respect to the Plans; the most recent IRS determination letter for all plans qualified under Code section 401(a); all handbooks, manuals, and similar documents governing material employment policies, practices and procedures and each form S-8 and each prospectus related thereto filed or used in the past three years.

          (c) There are no proceedings (other than routine claims for benefits) pending or to the knowledge of the Company threatened with respect to any Plan, the assets of any trust thereunder, or the Plan sponsor or the Plan administrator with respect to the design or operation of any Plan. Each Plan which is intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its tax-qualified status and to the knowledge of the Company, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any such Plan;

          (d) The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any employee of the Company or any Subsidiary of the Company to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, or (iii) result in any liability under Title IV of ERISA.

          (e) Except with respect to any act that would not have a Material Adverse Effect on the Company, any Subsidiary or ERISA Affiliate, the Company has operated and administered each Plan in substantial compliance with all applicable Laws.

          (f) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to
     Section 4975(a) or (b), 4976 or 4980B of the Code.

          (g) At no time has the Company, any of its Subsidiaries or any ERISA Affiliate ever, maintained, established, sponsored, participated in or contributed to any ERISA Plan that is subject to Title IV of ERISA.

          (h) At no time has the Company, any of its Subsidiaries or any ERISA Affiliate ever contributed to or been obliged to contribute to any "multiemployer pension plan, " as such term is defined in Section 3(37) of ERISA.

          (i) No amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

          (j) The Company, its Subsidiaries and its ERISA Affiliates do not have any obligations in connection with any medical, death or other welfare benefit for its employees after they retire, except to the extent required under the group health plan continuation requirements of Section 601 of ERISA or under any applicable state law.

5.15 Private Offering by the Company.

          Neither the Company nor anyone acting on its behalf has offered the Debentures or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, which have been offered the Debentures at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Debentures to the registration requirements of Section 5 of the Securities Act. No securities of the same class as the Debentures have been issued and sold by the Company within the six-month period immediately prior to the date hereof. Prior to the effectiveness of any registration statement filed under the Securities Act, the Indenture is not required to be qualified under the TIA.

5.16 Use of Proceeds; Margin Regulations.

          At all times after the Closing and prior to contribution thereof to the Incubator in accordance with the Incubator Agreement, the Company will set aside and keep available for such contribution an amount equal to the proceeds from the sale of the Debentures (the "Contribution Amount"). Pending such
                                      -------------------
contribution, the Contribution Amount and any portion thereof held by the Company will be held solely in the form of: (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (iii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and (iv) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in the case of each of (ii), (iii), and (iv) maturing within one year of the Closing Date.

5.17 Status under Certain Statutes.

          Neither the Company nor any Subsidiary is, nor after giving effect to the Transactions will any of them be, subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18 Certain Payments.

          Neither the Company nor any Subsidiary, nor any director, officer, agent, employee, or other person associated with or acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary, or (iv) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

5.19 No Brokers or Finders.

          No agent, broker, finder, or investment or commercial banker or other Person engaged by or acting on behalf of the Company or any Subsidiary, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, the Other Agreements or the Transactions, other than Chase Securities, Inc., which will be entitled to receive an amount not to exceed $750,000 in the aggregate in exchange for delivering a fairness opinion to the Company and all other services in connection with such matters.

5.20 Insurance.

          The Company and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Company and its Subsidiaries, are in full force and effect in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default under any provisions of any such policy of insurance and no such Person has received notice of cancellation of any such insurance.

5.21 Accounting.

          The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.22  Registration Rights.

          Except for the Registration Rights Agreement and as set forth on
Schedule 5.22, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Debentures or the Common Stock issuable upon conversion thereof registered pursuant to the Registration Rights Agreement.

5.23  [Intentionally Omitted.]

5.24  Securities Ratings.

          No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

5.25  Similar Securities Not Listed.

          When the Debentures are issued and delivered pursuant to this Agreement, the Debentures will not be of the same class (within the meaning of Rule 144A under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

5.26  Intellectual Property.

          The Company and its Subsidiaries own in all material respects the entire and unencumbered right, title and interest in and to, or possess adequate licenses or other rights to use, all intellectual property, including but not limited to, patents, trademarks, service marks, trade names, copyrights, computer software and know-how used in, or necessary to, the business conducted by the Company or any of its Subsidiaries (the "Intellectual Property"). All
                                                ---------------------
such Intellectual Property is valid and enforceable and the Company and each of its Subsidiaries has performed all acts and has paid all required fees and Taxes to maintain all registrations and applications of such Intellectual Property in full force and effect. None of the Company or any of its Subsidiaries has received any notice of infringement of or conflict with (or knows or has known of such infringement of or conflict with) asserted rights of others with respect to the use of Intellectual Property. To the Company's knowledge, the Company and its Subsidiaries do not in the conduct of their business infringe or conflict with any right of any third party. None of the Company or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of any obligations hereunder, in breach of any Applicable Agreement relating to any Intellectual Property.

5.27  Authorization of Shares Issuable Upon Conversion.

          The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; and the stockholders of the Company or other holders of the

Company's securities have no preemptive or similar rights with respect to the Debentures or the Common Stock issuable upon conversion of the Debentures.

5.28  Affiliate Transactions.

          Except for transactions described on Schedule 5.28 and transactions contemplated by the Other Agreements, neither the Company nor any of its Subsidiaries is or has been a party to any transaction or series of transactions described in (a) Item 404 of Regulation S-K under the Securities Act; provided, however, that for purposes hereof, references in such Item 404 to the "registrant" shall be deemed to be references to the Company or such Subsidiary, as the case may be, and references to the "beginning of the registrant's last fiscal year" shall be deemed to be references to the beginning of the Company's fiscal year ended December 31, 1996 or (b) Section 4(b)(i) of the Investors Agreement, to be entered into and dated as of the Closing Date, among the Company and the Purchasers, in the form attached as Exhibit 5.28 hereto (the "Investors Agreement").
--------------------

5.29  Representations and Warranties in the Prometric Agreements.

          The representations and warranties of the Company to the Prometric Agreements were true in all material respects as of the date thereof and are true in all material respects on the date hereof.

5.30  Investment Company Act.

          Neither the Company nor each of its Subsidiaries is and, after giving effect to consummation of the transactions contemplated hereby and by the Other Agreements, none of them will be, an "investment company" (as such term is defined in the Investment Company Act of 1940, as amended).

5.31  Antitakeover Matters.

          Prior to the Closing Date, the Company, its shareholders and its Board of Directors shall have each taken all action required in order to (i) exempt the Purchasers, in respect to their purchase and conversion of the Debentures, from "interested stockholder" status as defined by Title 3, Subtitle 6 of the General Corporation Law of Maryland and (ii) exempt the execution, delivery, and performance of this Agreement and the Other Agreements, and the issuance and conversion of the Debentures, from the requirements of, and from triggering any provisions under, the Rights Agreement or any Antitakeover Law.

5.32  Formation and Capitalization of Incubator.

          Immediately following the Closing:

          (a) The Incubator will be duly organized and validly existing as a limited liability company in good standing under the laws of the State Delaware. The Incubator will be duly qualified to transact business and in good standing in each jurisdiction in which such qualification is required. The Incubator will have full power and authority to (i) own, lease and operate its properties and to conduct its business as proposed to be conducted and (ii) consummate the Transactions and enter into and perform its obligations under each Other Agreement to which it is a party.

          (b) The issuance and sale of all the then issued and outstanding membership interests in the Incubator will be duly authorized by all necessary action of the Incubator. Each membership interest of the Incubator that is then issued and outstanding will be duly authorized and validly issued, and not issued in violation of, or subject to, any preemptive or similar rights. Except as set forth in the Incubator Agreement, there will be no outstanding (i) securities convertible into or exchangeable for any membership interests or other equity securities of the Incubator, (ii) options, warrants or other rights to purchase or subscribe to any membership interests or other equity securities of the Incubator or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any membership interests or other equity securities of the Incubator, any such convertible or exchangeable securities, or any such options, warrants or rights.

          (c) The Incubator will have duly authorized, executed and delivered each of the Other Agreements to which it is a party, and each of such Other Agreements will be a valid and binding agreement of the Incubator, enforceable against the Incubator in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (d) The Company will have contributed the Initial Company Contribution to the Incubator.


6.    REPRESENTATIONS OF THE PURCHASER.

6.1   Organization; Power and Authority.

          Each Purchaser represents that (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Agreement and the Other Agreements to which it is or becomes a party, or the validity or enforceability of this Agreement or the Other Agreements to which it is or becomes a party and (b) it has the organizational power and authority to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements to which it is or becomes a party, and to perform the provisions hereof and thereof.

6.2   Authorization, etc.

          Each Purchaser represents that this Agreement and the Other Agreements to which it is or becomes a party, has been duly authorized by all necessary organizational action on the part of it, and this Agreement and the Other Agreements to which it is or becomes a party, constitutes, and upon execution and delivery by the Company of such Agreements, will constitute, legal, valid and binding obligations of it enforceable against it in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.3   Purchase for Investment; Accredited Investor Status

          Each Purchaser represents that it is purchasing the Debentures for its own account or for one or more separate accounts maintained by it and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Purchaser understands that the Debentures have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. Each Purchaser represents that it is an Accredited Investor as defined under Regulation D promulgated pursuant to the Securities Act of 1933.

7.    COVENANTS.

7.1   Transaction Expenses.

          Whether or not any of the Transactions are consummated, the Company will pay all reasonable and documented out-of-pocket fees and expenses incurred by the Purchasers or Apollo Management (including the reasonable and documented fees and expenses of a special counsel and other representatives engaged by the Purchasers or Apollo Management) up to an aggregate of $1,500,000 in connection with (i) such Transactions, (ii) any amendments, waivers or consents under or in respect of this Agreement or the Other Documents (whether or not such amendment, waiver or consent becomes effective) or (iii) the Purchaser's investment in the Debentures, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any of the Other Documents, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any of the Other Documents, or by reason of being a holder of any Debenture, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the Transactions, and (c) any filing fees payable by the Company or the Purchasers in connection with any filings or submissions required under the HSR Act in connection with the conversion of the Debentures. Prior to paying such expenses, the Company will be given an opportunity to review reasonably detailed invoices related thereto. The obligations of the Company under this Section 7.1 will survive the payment or transfer of any Debenture, the enforcement, amendment or waiver of any provision of this Agreement or any Other Agreement, and the termination of this Agreement or any Other Agreement. All such fees and expenses incurred as of the Closing Date shall be paid at the Closing in immediately available funds by wire transfer to such bank accounts as the Purchasers or Apollo Management shall have notified the Company in writing.

7.2   Operation of Business.

          From the date hereof until the Closing Date, except as contemplated by this Agreement and the Other Agreements (including the schedules hereto or thereto),

          (a) the Company shall, and shall cause each of the Subsidiaries to,
      (i) operate its business in the normal course and use its reasonable best efforts to preserve its present business organization intact and its present relationships with persons having material business dealings with it; and (ii) continue to maintain, in all material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use; and

          (b) the Company shall not, and shall not permit any of the Subsidiaries to, (i) take any action regarding any matter described in
      Section 4 of the Investors Agreement; or (ii) take any action that would cause any of the representations and warranties made by the Company in this Agreement not to remain true and correct as if made at and as of the Closing Date.

7.3   Access to Books and Records.

          The Company shall afford, and shall cause each of its Subsidiaries to afford, to each of the Purchasers and the Purchasers' accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date to all the Company's and its Subsidiaries' properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to each of the Purchasers (a) a copy of each report, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of federal or state securities laws, and (b) all other information concerning the Company's and its Subsidiaries' business, properties and personnel as the Purchasers may reasonably request, provided that no investigation or receipt of
                                   --------
information pursuant to this Section 7.3 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchasers.

7.4   Agreement to Take Necessary and Desirable Actions.

          (a) The Company shall, and shall cause each of its Subsidiaries to, execute and deliver this Agreement and the Other Agreements to which each is a party and such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Purchasers in order to consummate or implement expeditiously the Transactions.

          (b) The Company and the Purchasers party thereto shall in good faith negotiate, and shall execute and deliver on the Closing Date the Incubator Agreement, which agreement shall contain the terms specified on Exhibit
      7.4 (which Exhibit reflects the parties agreement as to the terms of the Incubator). The Company shall, and shall cause each of its Subsidiaries to, execute and deliver such documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Purchasers in order to contribute the Initial Company Contribution to the Incubator.

7.5   Compliance with Conditions; Best Efforts.

          The Company shall use its best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Transactions.

7.6   HSR Act Filings.

          The Company and each of its Subsidiaries shall file all reports and documents as may be necessary to comply with the HSR Act. The Company shall cooperate with and assist the other parties hereto and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

7.7   Prometric Transaction.

          The Company agrees promptly to inform Apollo Management in writing of
(a) any material development in the proceedings and negotiations related to the Prometric Transaction and (b) the receipt of any notices under the Prometric Agreements.

7.8   Antitakeover Matters.

          Prior to the Closing Date, the Company, its shareholders and its Board of Directors shall take all action required to be taken by in order to (i) exempt the Purchasers, in respect to their purchase and conversion of the Debentures, from "interested stockholder" status as defined by Title 3, Subtitle 6 of the General Corporation Law of Maryland and (ii) exempt the execution, delivery, and performance of this Agreement and the Other Agreements, and the issuance and conversion of the Debentures, from the requirements of, and from triggering any provisions under, the Rights Agreement or any Antitakeover Law.


8.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Other Agreements, the purchase or transfer by the Purchasers of any Debenture or portion thereof or interest therein, and the payment or conversion of any Debenture, and may be relied upon by any Person who purchases any of the first $25,000,000 in principal amount of Debentures sold by any Affiliate of Apollo Management on or prior to the 90/th/ day following the Closing Date, regardless of any investigation made at any time by or on behalf of the Purchasers or any other holder of a Debenture. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Agreement shall be deemed representations and warranties of the Company under this Agreement.

9.    AMENDMENT AND WAIVER.

          This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

10.   NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to a Purchaser or a Purchaser's nominee, to such address such Purchaser shall have specified to the Company in writing,

          (ii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Debenture in writing.

Notices under this Section 10 will be deemed given only when actually received.

11.   REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Apollo Management at the Closing (except the Debentures themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Apollo Management, may be reproduced by Apollo Management or any Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Apollo Management or such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Apollo Management or such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 11 shall not prohibit the Company or any other holder of Debentures from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

12.   SUBSTITUTION OF PURCHASER.

          Each Purchaser shall have the right to substitute any designee reasonably acceptable to the Company as the purchaser of the Debentures that such Purchaser has agreed to purchase hereunder, by written notice to the Company. Any affiliate of a Purchaser shall be deemed acceptable to the Company. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 12), such word shall be deemed to refer to such designee in lieu of such Purchaser.

13.   MISCELLANEOUS.

13.1  Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any permitted subsequent holder of a Debenture) whether so expressed or not.

13.2  Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

13.3  Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

13.4  Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

13.5  Governing Law; Submission to Jurisdiction;.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflict of law rules thereof. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any Maryland state court sitting in the City of Baltimore or any federal court sitting in the City of Baltimore in respect of any suit, action or proceeding arising out of or relating to this Agreement and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13.6  Confidentiality.

          The terms of this Agreement shall remain confidential until all parties to this Agreement agree in writing to the extent and form of disclosure.

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                              Very truly yours,

                              SYLVAN LEARNING SYSTEMS, INC.


                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________

The foregoing is hereby agreed to
as of the date first written above.

APOLLO INVESTMENT FUND IV, L.P.

By:  Apollo Advisors IV, L.P.,
        its general partner

By:  Apollo Capital Management IV, Inc.,
        its general partner


By:______________________________________
Name:____________________________________
Title:___________________________________

APOLLO OVERSEAS PARTNERS IV, L.P.

By:  Apollo Advisors IV, L.P.,
        its general partner

By:  Apollo Capital Management IV, Inc.,
        its general partner


By:______________________________________
Name:____________________________________
Title:___________________________________

INVESTOR (GUERNSEY) LTD.


     By:_________________________________
     Name:_______________________________
     Title:______________________________
and

     By:_________________________________
     Name:_______________________________
     Title:______________________________

                                                                      SCHEDULE A
                                                                      ----------


                                 DEFINED TERMS
                                 -------------

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, and with respect to any Person, any other
      ---------
Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement" means this Purchase Agreement.
      ---------

     "Antitakeover Law" means any "moratorium," "control share," "fair price,"
      ----------------
"affiliate transaction," "business combination" or other antitakeover laws and regulations of, the State of Maryland, including, without limitation, and Title 3, Subtitle 6 of the General Corporation Law of Maryland.

     "Applicable Agreements" means any bond, debenture, note or any other
      ---------------------
evidence of indebtedness, or any other agreement, lease, deed of trust, mortgage, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective properties is bound, specifically excluding the Prometric Agreements.

     "Apollo Management" has the meaning given to such term in Section 2.
      -----------------

     "Business Day" means for the purposes of any provision of this Agreement,
      ------------
any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

     "Charter" has the meaning given to such term in Section 5.6.
      -------

     "Closing" has the meaning given to such term in Section 3.
      -------

     "Closing Date" means the date of the Closing.
      ------------

     "Closing Fee" has the meaning given to such term in Section 2.
      -----------

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, and the rules and regulations promulgated thereunder from time to time.

     "Common Stock" has the meaning given to such term in Section 5.3.
      ------------

     "Company" means Sylvan Learning Systems, Inc., a Maryland corporation.
      -------

     "Contribution Amount" has the meaning given to such term in Section 5.16.
      -------------------

     "Debentures" has the meaning given to such term in Section 1.
      ----------

     "Employment Agreement" has the meaning given to such term in Section 4.6.
      --------------------

     "Environmental Claim" means any claim, action, cause of action,
      -------------------
investigation of which the Company or any of its Subsidiaries are aware, or notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, used or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means all Laws relating to pollution or protection of
      ------------------
human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income  Security Act of 1974, as
      -----
amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" has the meaning given to such term in Section 5.14.
      ---------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "GAAP"  means generally accepted accounting principles as in effect from
      ----
time to time in the United States of America.

     "Governmental Authority"  means (i) any Federal, state, local or foreign
      ----------------------
government (ii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government and (iii) any arbitrator of any kind.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended from time to time.

     "Incubator" means the limited liability company in which the Company and
      ---------
the Purchasers shall be members, formed pursuant to the Incubator Agreement.

     "Incubator Agreement" means the limited liability company agreement
      -------------------
pursuant to which the Incubator shall be formed, which shall contain the terms specified in Exhibit 7.4 and such other terms as may be mutually agreed between Apollo Management and the Company.

     "Indenture" means the Indenture, to be dated the Closing Date, between the
      ---------
Company and the Trustee, relating to the Debentures.

     "Initial Company Contribution" means the property that the Company shall
      ----------------------------
contribute to the Incubator on or prior to the Closing Date, as described in
Exhibit 7.4.

     "Intellectual Property" has the meaning given to such term in Section 5.26.
      --------------------

     "Investors Agreement" has the meaning given to such term in Section 5.28.
      -------------------

                              Schedule A - Page 2

     "Law" means, any Federal, state, local, and foreign statute, law,
      ---
regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement or governmental restriction.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge,
      ----
charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Management" has the meaning given to such term in Section 1.
      ----------

     "Material" means material in relation to the business, operations, affairs,
      --------
financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, operations, affairs, condition (financial or otherwise), assets, prospects or properties of the Company and its Subsidiaries taken as a whole, or
(b) the ability of the Company to perform its obligations under this Agreement or any of the Other Agreements, or (c) the validity or enforceability of this Agreement or any of the Other Agreements.

     "Materials of Environmental Concern" means chemicals, pollutants,
      ----------------------------------
contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, lead or lead-based paints or materials, PCBs, or radon.

     "Officer's Certificate" means a certificate of a Senior Financial Officer
      ---------------------
or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" means the Investors Agreement, the Indenture, the
      ----------------
Debentures, the Registration Rights Agreement, the Incubator Agreement, the Employment Agreements and each other agreement or instrument to be executed or delivered in connection with the transactions contemplated hereby and thereby.

     "Person" means an individual, partnership, corporation, limited liability
      ------
company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Preferred Shares" has the meaning given to such term in Section 5.3.
      ----------------

     "Preferred Stock" means any class of capital stock of a corporation that is
      ---------------
preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Prometric Agreements" means the Stock Purchase Agreement by and among the
      --------------------
Company, Prometric, Inc., Prometric Acquisition Corporation and The Thomson Corporation dated as of January 26, 2000 and the Acquisition Agreement by and among Sylvan I B.V. and Dodd Street Holdings B.V. and each other agreement or instrument to be executed or delivered in connection with the transactions contemplated thereby.

     "Prometric Transaction" means the transaction contemplated by the Prometric
      ---------------------
Agreements.

                              Schedule A - Page 3

     "property" or "properties" means, unless otherwise specifically limited,
      ------------------------
real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Registration Rights Agreement" has the meaning given to such term in
      -----------------------------
Section 5.8.

     "Rights Agreement" means the Rights Agreement between the Company and State
      ----------------
Street Bank and Trust Company dated October 7, 1996.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time.

     "Subsidiary" means, as to any Person, any corporation, association or other
      ----------
business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Taxes" means all Federal, state, local and foreign taxes, and other
      -----
assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

     "TIA" has the meaning given to such term in Section 5.2.
      ---

     "Transactions" means each of the transactions contemplated by this
      ------------
Agreement or any of the Other Agreements.

     "Trustee" means the trustee under the Indenture, who shall be mutually
      -------
acceptable to the Company and Apollo Management.

                              Schedule A - Page 4

                                                                    SCHEDULE 1.3


                           PURCHASER'S BANK ACCOUNTS

Apollo Investment Fund IV, L.P.
     The Chase Manhattan Bank, N.A.
     ABA:  021000021
     A/C#: 900-9-002206
     BBK:  Chase Manhattan Bank, N.A.
     BNF:  Apollo Investment Fund IV, L.P.
     A/C#: 89930113
     ATTN: Mike Mooney (212) 623-2357
     Ref: Sylvan Learning Systems, Inc. 5% Convertible Subordinated Debentures due 2010


Apollo Overseas Partners IV, L.P.
     The Chase Manhattan Bank, N.A.
     ABA:  021000021
     A/C#: 900-9-002206
     BBK:  Chase Manhattan Bank, N.A.
     BNF:  Apollo Overseas Partners IV, L.P.
     A/C#: 89930114
     ATTN: Mike Mooney (212) 623-2357
     Ref: Sylvan Learning Systems, Inc. 5% Convertible Subordinated Debentures due 2010


Investor (Guernsey) Ltd.
     [To be provided at a later date.]

                                                                      SCHEDULE 2


                        Debenture Purchase Commitments

Apollo Investment Fund IV, L.P.      $80,526,000

Apollo Overseas Partners IV, L.P.    $ 4,474,000

Investor (Guernsey) Ltd.             $15,000,000

                                                                       Exhibit 1

                               FORM OF INDENTURE

                              Exhibit 1 - Page 1

                                                                     Exhibit 5.8

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                             Exhibit 5.8 - Page 1

                                                                    Exhibit 5.28



                          FORM OF INVESTORS AGREEMENT

                             Exhibit 5.28 - Page 1

================================================================================




                        SYLVAN LEARNING SYSTEMS, INC.,

                                    Issuer,

                                      and

                              [NAME OF TRUSTEE],

                                    Trustee

                              -----------------

                                   INDENTURE

                         Dated as of March [__], 2000



                              -----------------



                                 $100,000,000

                5% Convertible Subordinated Debentures due 2010






================================================================================

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
ARTICLE I.

         DEFINITIONS AND INCORPORATION BY REFERENCE...............................................................  1
                  Section 1.1.   Definitions......................................................................  1
                  Section 1.2.   Incorporation by Reference of TIA...............................................  10
                  Section 1.3.   Rules of Construction...........................................................  10

ARTICLE II.

         THE SECURITIES..........................................................................................  11
                  Section 2.1.   Form and Dating.................................................................  11
                  Section 2.2.   Execution and Authentication....................................................  11
                  Section 2.3.   Registrar and Paying Agent......................................................  12
                  Section 2.4.   Paying Agent to Hold Assets in Trust............................................  12
                  Section 2.5.   Securityholder Lists............................................................  12
                  Section 2.6.   Transfer and Exchange...........................................................  13
                  Section 2.7.   Replacement Securities..........................................................  18
                  Section 2.8.   Outstanding Securities..........................................................  18
                  Section 2.9.   Treasury Securities.............................................................  18
                  Section 2.10.  Temporary Securities............................................................  19
                  Section 2.11.  Cancellation....................................................................  19
                  Section 2.12.  Defaulted Interest..............................................................  19

ARTICLE III.

         REDEMPTION..............................................................................................  21
                  Section 3.1.   Right of Redemption.............................................................  21
                  Section 3.2.   Notices to Trustee..............................................................  21
                  Section 3.3.   Notice of Redemption............................................................  21
                  Section 3.4.   Effect of Notice of Redemption..................................................  22
                  Section 3.5.   Deposit of Redemption Price.....................................................  22

ARTICLE IV.

         COVENANTS...............................................................................................  23
                  Section 4.1.   Payment of Securities...........................................................  23
                  Section 4.2.   Maintenance of Office or Agency.................................................  23
                  Section 4.3.   Corporate Existence.............................................................  23
                  Section 4.4.   Payment of Taxes and Other Claims...............................................  24
                  Section 4.5.   Compliance Certificate; Notice of Default.......................................  24
                  Section 4.6.   Reports.........................................................................  24
                  Section 4.7.   Rule 144A Information Requirement...............................................  25
                  Section 4.8.   Further Instruments and Acts....................................................  25
                  Section 4.9.   Limitation on Transactions with Affiliates......................................  25
ARTICLE V.

         SUCCESSOR CORPORATION...................................................................................  26

                  Section 5.1.   Limitation on Merger, Sale or Consolidation.....................................  26
                  Section 5.2.   Successor Corporation Substituted...............................................  26

ARTICLE VI.

         EVENTS OF DEFAULT AND REMEDIES..........................................................................  27
                  Section 6.1.   Events of Default...............................................................  27
                  Section 6.2.   Acceleration of Maturity Rescission and Annulment...............................  28
                  Section 6.3.   Collection of Indebtedness and Suits for Enforcement by Trustee.................  29
                  Section 6.4.   Trustee May File Proofs of Claim................................................  30
                  Section 6.5.   Trustee May Enforce Claims Without Possession of Securities.....................  30
                  Section 6.6.   Priorities......................................................................  31
                  Section 6.7.   Limitation on Suits.............................................................  31
                  Section 6.8.   Unconditional Right of Holders to Receive Principal, Premium, Interest
                                 and Liquidated Damages..........................................................  32
                  Section 6.9.   Rights and Remedies Cumulative..................................................  32
                  Section 6.10.  Delay or Omission Not Waiver....................................................  32
                  Section 6.11.  Control by Holders..............................................................  32
                  Section 6.12.  Waiver of Default...............................................................  33
                  Section 6.13.  Undertaking for Costs...........................................................  33
                  Section 6.14.  Restoration of Rights and Remedies..............................................  33

ARTICLE VII.

         TRUSTEE.................................................................................................  33
                  Section 7.1.   Duties of Trustee...............................................................  34
                  Section 7.2.   Rights of Trustee...............................................................  35
                  Section 7.3.   Individual Rights of Trustee....................................................  36
                  Section 7.4.   Trustee's Disclaimer............................................................  36
                  Section 7.5.   Notice of Default...............................................................  36
                  Section 7.6.   Reports by Trustee to Holders...................................................  36
                  Section 7.7.   Compensation and Indemnity......................................................  36
                  Section 7.8.   Replacement of Trustee..........................................................  37
                  Section 7.9.   Successor Trustee by Merger, Etc................................................  38
                  Section 7.10.  Eligibility; Disqualification...................................................  39
                  Section 7.11.  Preferential Collection of Claims Against Company...............................  39
                  Section 7.12.  Other Capacities................................................................  39

ARTICLE VIII.

         SATISFACTION AND DISCHARGE..............................................................................  39
                  Section 8.1.   Satisfaction and Discharge of Indenture.........................................  39
                  Section 8.2.   Repayment to the Company........................................................  39

ARTICLE IX.

         AMENDMENTS, SUPPLEMENTS AND WAIVERS.....................................................................  40
                  Section 9.1.   Supplemental Indentures Without Consent of Holders..............................  40
                  Section 9.2.   Amendments, Supplemental Indentures and Waivers with Consent of
                                 Holders.........................................................................  40
                  Section 9.3.   Compliance with TIA.............................................................  41
                  Section 9.4.   Revocation and Effect of Consents...............................................  41

                  Section 9.5.   Notation on or Exchange of Securities...........................................  42
                  Section 9.6.   Trustee to Sign Amendments, Etc.................................................  42

ARTICLE X.

         MEETINGS OF HOLDERS.....................................................................................  42
                  Section 10.1.  Purposes for Which Meetings May Be Called.......................................  42
                  Section 10.2.  Manner of Calling Meetings......................................................  43
                  Section 10.3.  Calling of Meetings by the Company or Holders...................................  43
                  Section 10.4.  Who May Attend and Vote at Meetings.............................................  43
                  Section 10.5.  Regulations May Be Made by Company; Conduct of the Meeting:
                                 Voting Rights: Adjournment......................................................  44
                  Section 10.6.  Voting at the Meeting and Record to Be Kept.....................................  44
                  Section 10.7.  Exercise of Rights of Trustee or Holders May Not Be Hindered or
                                 Delayed by Call of Meeting......................................................  45

ARTICLE XI.

         RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL....................................................  45
                  Section 11.1.  Repurchase of Securities at Option of the Holder Upon a Change of
                                 Control.........................................................................  45
                  Section 11.2.  Rescission of Change of Control Determination...................................  47

ARTICLE XII.

         SUBORDINATION...........................................................................................  47
                  Section 12.1.  Securities Subordinated to Senior Indebtedness..................................  47
                  Section 12.2.  No Payment on Securities in Certain Circumstances...............................  48
                  Section 12.3.  Securities Subordinated to Prior Payment of All Senior Indebtedness on
                                 Dissolution Liquidation or Reorganization.......................................  49
                  Section 12.4.  Holders to Be Subrogated to Rights of Holders of Senior
                                 Indebtedness....................................................................  50
                  Section 12.5.  Obligations of the Company Unconditional........................................  50
                  Section 12.6.  Trustee and Other Agents Entitled to Assume Payments Not Prohibited
                                 in Absence of Notice............................................................  50
                  Section 12.7.  Subordination Rights Not Impaired by Acts or Omissions of the
                                 Company or Holders of Senior Indebtedness.......................................  51
                  Section 12.8.  Holders Authorize Trustee to Effectuate Subordination of
                                 Securities......................................................................  51
                  Section 12.9.  Right of Trustee to Hold Senior Indebtedness....................................  51
                  Section 12.10. Article XII Not to Prevent Events of Default....................................  51
                  Section 12.11. No Duty of Trustee and Other Agents to Holders of Senior
                                 Indebtedness....................................................................  52

ARTICLE XIII.

         CONVERSION OF SECURITIES................................................................................  52
                  Section 13.1.  Conversion Privilege............................................................  52
                  Section 13.2.  Exercise of Conversion Privilege................................................  52
                  Section 13.3.  Fractional Interests............................................................  53
                  Section 13.4.  Conversion Price................................................................  54
                  Section 13.5.  Adjustment of Conversion Price..................................................  54

                  Section 13.6.     Continuation of Conversion Privilege in Case of Reclassification,
                  Change, Merger, Consolidation or Sale of Assets..............................................  57
                  Section 13.7.     Notice of Certain Events...................................................  58
                  Section 13.8.     Taxes on Conversion........................................................  59
                  Section 13.10.    Disclaimer of Responsibility for Certain Matters...........................  59
                  Section 13.11.    Return of Funds Deposited for Redemption of Converted Securities...........  60

ARTICLE XIV.

         MISCELLANEOUS.........................................................................................  60
                  Section 14.1.     TIA Controls...............................................................  60
                  Section 14.2.     Notices....................................................................  60
                  Section 14.3.     Communications by Holders with Other Holders...............................  61
                  Section 14.5.     Statements Required in Certificate or Opinion..............................  61
                  Section 14.6.     Rules by Trustee, Paying Agent, Registrar..................................  62
                  Section 14.7.     Legal Holidays.............................................................  62
                  Section 14.9.     No Adverse Interpretation of Other Agreements..............................  63
                  Section 14.10.    No Recourse Against Others.................................................  63
                  Section 14.11.    Successors.................................................................  63
                  Section 14.12.    Duplicate Originals........................................................  63
                  Section 14.13.    Severability...............................................................  63
                  Section 14.14.    Table of Contents, Headings, Etc...........................................  63
                  Section 14.15.    Qualification of Indenture.................................................  63
                  Section 14.16.    Benefits of Indenture......................................................  64

EXHIBIT A:        Form of Security............................................................................  A-1
EXHIBIT B:        Certificate to be Delivered Upon Exchange or
                  Registration of Transfer of Securities......................................................  B-1
EXHIBIT C:        Form of Conversion Notice...................................................................  C-1

                              CROSS-REFERENCE TABLE


  TIA
  Indenture
  Section                                                Section
  ---------                                             ---------
 310(a)(1)                                              7.10
    (a)(2)                                              7.10
    (a)(3)                                               N.A.
    (a)(4)                                               N.A.
    (a)(5)                                              7.10
    (b)                                                  7.8;
                                                        7.10;
                                                        14.2
    (c)                                                  N.A.
 311(a)                                                 7.11
    (b)                                                 7.11
    (c)                                                  N.A.
 312(a)                                                  2.5
    (b)                                                 14.3
    (c)                                                 14.3
 313(a)                                                  7.6
    (b)(1)                                               N.A.
    (b)(2)                                               7.6
    (c)                                                  7.6;
                                                        14.2
    (d)                                                  7.6
 314(a)                                                  4.5;
                                                         4.6
                                                        14.2
    (b)                                                  N.A.
    (c)(1)                                               2.2;
                                                         7.2;
                                                        14.4
    (c)(2)                                               7.2;
                                                        14.4
    (c)(3)                                               N.A.
    (d)                                                  N.A.
    (e)                                                 14.5
    (f)                                                  N.A.
 315(a)                                                  7.1(b)
    (b)                                                  7.5;
                                                        14.2
    (c)                                                  7.1(a)
    (d)                                                  2.8;
                                                        6.11;
                                                         7.1(c)
    (e)                                                 6.13
 316(a)(last sentence)                                   2.9
    (a)(1)(A)                                           6.11
    (a)(1)(B)                                           6.12

    (a)(2)                                               N.A.
    (b)                                                 6.12;
                                                         6.7;
                                                         6.8
    (c)                                                  1.1
 317(a)(1)                                               6.3
    (a)(2)                                               6.4
    (b)                                                  2.4
 318(a)                                                 14.1

---------------

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

          INDENTURE, dated as of March [__], 2000, between Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), and [Name of Trustee], as
                                            -------
trustee.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 5% Convertible Subordinated Debentures due 2010:

                                  ARTICLE I.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1.   Definitions.
                    -----------

     "Acceleration Notice" shall have the meaning specified in Section 6.2.
      -------------------

     "Affiliate" means any person directly or indirectly controlling or
      ---------
controlled by or under direct or indirect common control with the Company. For purposes of this definition, the terms "control," "controlling" and "controlled" mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, for purposes of this Indenture, the Initial Purchasers and their Related Parties shall not be considered Affiliates of the Company or any of its Subsidiaries.

     "Agent" means the Trustee and any Registrar, Paying Agent, co-Registrar,
      -----
authenticating agent or Securities Custodian.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state
      --------------
or foreign law for the relief of debtors.

     "Beneficial Owner" for purposes of the definition of Change of Control has
      ----------------
the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, regardless of whether applicable.

     "Blockage Notice" shall have the meaning specified in Section 12.2(b).
      ---------------

     "Blockage Period" shall have the meaning specified in Section 12.2(b).
      ---------------

     "Board of Directors" means, with respect to any person, the Board of
      ------------------
Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

     "Board Resolution" means, with respect to any person, a duly adopted
      ----------------
resolution of the Board of Directors of such person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday
      ------------
that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of
      ----------------------------
such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP.

     "Capital Contribution" means any contribution to the equity of the Company
      --------------------
from a direct or indirect parent of the Company for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

     "Capital Stock" means, with respect to any Person, any and all shares,
      -------------
interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participation or other equivalents of or interests (however designated) in stock issued by that Person.

     "Cash" means such coin or currency of the United States of America as at
      ----
the time of payment shall be legal tender for the payment of public and private debts.

     "Cash Equivalent" means (i) securities issued or directly and fully
      ---------------
guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii), and (iii) maturing within one year after the date of acquisition.

     "Change of Control" means:
      -----------------

     (a) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, regardless of whether applicable) (other than the Excluded Persons) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities,

     (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, regardless of whether applicable) (other than the Excluded Persons) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors,

     (c) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or the Parent, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Board of Directors of the Company then in office or

     (d)  the Company adopts a plan of liquidation.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Common Stock" means the Company's common stock, $0.01 par value per share,
      ------------
or as such stock may be reconstituted from time to time.

     "Company" means the party named as such in this Indenture until a successor
      -------
replaces it pursuant to the Indenture, and thereafter means such successor.

     "Consolidated Subsidiary" means, for any person, each Subsidiary of such
      -----------------------
person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     "Conversion Price" shall have the meaning specified in Section 13.4.
      ----------------

     "Conversion Shares" shall have the meaning specified in Section 13.5(1).
      -----------------

     "Credit Facilities" means the Credit Agreement, dated as of December 23,
      -----------------
1998, by and among the Company, the banks party thereto, NationsBank, N.A., as Syndication Agent, and Bankers Trust Company, as lead arranger and administrative agent, as amended prior to or on the Issue Date, including any notes, guaranties, security or pledge agreements, letters of credit and other documents or instruments executed pursuant thereto and any appendices, exhibits or schedules to the foregoing, as the same may be in effect from time to time, and in each case, as such agreements, notes, guaranties, security or pledge agreements, letters of credit and other documents or instruments may be amended, modified, supplemented, renewed, refunded, replaced, refinanced, extended or restated from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit or loan agreements or other credit or loan agreements or otherwise), including any (i) extension of the maturity of any Indebtedness or other obligation incurred thereunder or contemplated thereby, (ii) addition or deletion of borrowers or guarantors thereunder, so long as the borrowers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increase in the amount of Indebtedness or other obligations incurred thereunder or available to be borrowed thereunder or (iv) other alteration of the terms and conditions thereof.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator
      ---------
or similar official under any Bankruptcy Law.

     "Date of Conversion" shall have the meaning specified in Section 13.2.
      ------------------

     "Default" means any event or condition that is, or after notice or passage
      -------
of time or both would be, an Event of Default.

     "Defaulted Interest" shall have the meaning specified in Section 2.12.
      ------------------

     "Definitive Securities" means Securities that are in the form of Security
      ---------------------
attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

     "Depositary" means, with respect to the Securities issuable or issued in
      ----------
whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Indebtedness" means any Indebtedness outstanding under
      ------------------------------
any of the Credit Facilities.

     "Distribution Date" shall have the meaning specified in Section 13.5(1).
      -----------------

     "DTC" shall have the meaning specified in Section 2.3.
      ---

     "Equity Interest" of any Person means any shares, interests, participations
      ---------------
or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership, participation or membership interests in, such Person.

     "Event of Default" shall have the meaning specified in Section 6.1.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated by the SEC thereunder.

     "Excluded Persons" means the Initial Purchasers and any of their
      ----------------
Affiliates.

     "Expiration Time" shall have the meaning specified in Section 13.5(f).
      ---------------

     "GAAP" means United States generally accepted accounting principles set
      ----
forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in the Indenture, "GAAP" means such generally accepted accounting principles which are in effect as of the Issue Date.

     "Global Security" means a Security that contains the paragraph referred to
      ---------------
in footnote 1 and the additional schedule referred to in footnote 4 to the form of Security attached hereto as Exhibit A.

     "Holder" or "Securityholder" means the person in whose name a Security is
      --------------------------
registered on the Registrar's books.

     "Incubator" means [________________________], a Delaware limited liability
      ---------
company, and its successors and assigns.

     "Incubator Agreement" means the limited liability company agreement of the
      -------------------
Incubator as in effect on the Issue Date.

     "Indebtedness" of any Person means, without duplication,
      ------------

     (a) all liabilities and obligations, contingent or otherwise, of any such Person,

          (i) in respect of borrowed money (whether or not the lender has recourse to all or any portion of the assets of such Person),

          (ii) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments (including, without limitation, notes or similar instruments given in connection with the acquisition of any business, properties or assets of any kind),

          (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks,

          (iv) for the payment of money relating to a Capitalized Lease Obligation or

          (v) evidenced by a letter of credit, bank guarantee or a reimbursement obligation of such Person with respect to any letter of credit;

     (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

     (d) all liabilities of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability, or which is secured by a Lien on property of such Person (other than carrier's, warehousemen's, mechanic's, repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business); and

     (e) any and all deferrals, renewals, extensions, modifications, replacements, restatements, refinancings and refundings (whether direct or indirect) of, or any indebtedness or obligation issued in exchange for, any liability of the kind described in any of the preceding clauses (a), (b), (c) or
(d), or this clause (e), whether or not between or among the same parties.

     "Indenture" means this Indenture, as amended or supplemented from time to
      ---------
time in accordance with the terms hereof.

     "Initial Purchasers" means Apollo Investment Fund IV, L.P., Apollo Overseas
      ------------------
Partners IV, L.P. and Investor (Guernsey) Ltd.

     "Interest Payment Date" means the stated due date of an installment of
      ---------------------
interest on the Securities.

     "Interest Swap and Hedging Obligation" means the obligations of any Person
      ------------------------------------
under any interest rate or currency protection agreement, future agreement, option agreement, swap agreement, cap agreement or other interest rate or currency hedge agreement, collar agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

     "Investment" by any Person in any other Person means (without duplication):
      ----------

          (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

          (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

          (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.10, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; and

          (d) the making of any capital contribution by such Person to such other Person.

     "Issue Date" means the date of first issuance of the Securities under this
      ----------
Indenture.

     "Junior Securities" means Capital Stock in the Company and any Indebtedness
      -----------------
of the Company, in each case that (a) is authorized and issued pursuant to a plan of reorganization of the Company (which authorization states that it gives effect to the subordination of such Junior Securities to all Senior Indebtedness), (b) is subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Indebtedness pursuant to the Indenture and (c) contains terms, provisions, covenants and default provisions not more beneficial to the Holders of the Securities as compared to the holders of Senior Indebtedness on the issue date of the Securities.

     "Last Sale Price" shall have the meaning specified in Section 13.3.
      ---------------

     "Legal Holiday" shall have the meaning specified in Section 14.7.
      -------------

     "Lien" means any mortgage, lien, pledge, charge, security interest or other
      ----
encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

     "Liquidated Damages" shall have the meaning specified in the Registration
      ------------------
Rights Agreement.

     "non-electing share" shall have the meaning specified in Section 13.6.
      ------------------

     "Non-Payment Default" shall have the meaning specified in Section 12.2(b).
      -------------------

     "Non-Recourse Debt" means Indebtedness of a Person to the extent that under
      -----------------
the terms thereof and pursuant to applicable law, no personal recourse could be had against such Person for the payment of the principal of or interest or premium or any other amounts with respect to such Indebtedness or for any claim based on such Indebtedness and that enforcement of obligations on such Indebtedness is limited solely to recourse against interests in specified assets.

     "Offer" shall have the meaning specified in Section 13.5(f).
      -----

     "Officer" means, with respect to the Company, the Chief Executive Officer,
      -------
the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or any Assistant Secretary of the Company.

     "Officers' Certificate" means, with respect to the Company, a certificate
      ---------------------
signed by two Officers of the Company (one of whom shall be the principle executive, financial or accounting officer of the Company) and otherwise complying with the requirements of Section 2.2, if applicable, and Sections 14.4 and 14.5.

     "Opinion of Counsel" means a written opinion from legal counsel (who can be
      ------------------
counsel to the Company or an employee of the Company) who is reasonably acceptable to the Trustee and which complies with the requirements of Sections
14.4 and 14.5.

     "Paying Agent" shall have the meaning specified in Section 2.3.
      ------------

     "Payment Default" shall have the meaning specified in Section 12.2(a).
      ---------------

     "Person" or "person" means any corporation, individual, limited liability
      ------------------
company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "principal" of any Indebtedness means the principal of such Indebtedness
      ---------
plus, without duplication, any applicable premium, if any, on such Indebtedness.

     "property" means any right or interest in or to property or assets of any
      --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Purchase Agreement" means that certain Purchase Agreement, dated February
      ------------------
23, 2000, by and among the Company and the Initial Purchasers.

     "Purchased Shares" shall have the meaning specified in Section 13.5(f).
      ----------------

     "Record Date" means a record date specified in the Securities regardless of
      -----------
whether such record date is a Business Day.

     "Redemption Date," when used with respect to any Security to be redeemed,
      ---------------
means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

     "Redemption Price," when used with respect to any Security to be redeemed,
      ----------------
means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to but excluding, the Redemption Date.

     "Registrar" shall have the meaning specified in Section 2.3.
      ---------

     "Registration Rights Agreement" means the Registration Rights Agreement,
      -----------------------------
dated the date hereof, by and among the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.


     "Related Party" means, with respect to any Person, (i) any Affiliate of
      -------------
such Person, (ii) any investment manager, investment advisor or general partner of such Person, and (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner is such Person or a Related Party of such Person.

     "Repurchase Date" shall have the meaning specified in Section 11.1(a).
      ---------------

     "Repurchase Offer" shall have the meaning specified in Section 11.1(b).
      ----------------

     "Repurchase Offer Period" shall have the meaning specified in Section 11.1
      -----------------------
(b).

     "Repurchase Price" shall have the meaning specified in Section 11.1(a).
      ----------------

     "Repurchase Put Date" shall have the meaning specified in Section 11.1(b).
      -------------------

     "Restricted Security" means a Security, unless or until it has been (i)
      -------------------
disposed of in a transaction effectively registered under the Securities Act or
(ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities" means, collectively, the 5% Convertible Subordinated
      ----------
Debentures due 2010, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the SEC promulgated thereunder.

     "Securities Custodian" means the Trustee, as custodian with respect to the
      --------------------
Securities in global form, or any successor entity thereto.

     "Senior Indebtedness" means all obligations of the Company to pay the
      -------------------
principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, regardless of whether a claim for post-petition interest is allowed as a claim in any such proceeding) payable on or in connection with, and all letters of credit, reimbursement obligations and fees, costs, expenses and other amounts and liabilities accrued or due on or under the Credit Facilities and any other Indebtedness of the Company, unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities or is pari passu with, or subordinated to, the Securities; provided, however, that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed to any Subsidiary of the Company,
(b) Indebtedness of the Company representing any trade account payable incurred in the ordinary course of business, (c) any liability for taxes owed or owing by the Company or any Subsidiary of the Company, (d) the Securities, or (e) any unsecured Indebtedness of the Company.

     "Shelf Registration Statement" shall have the meaning specified in the
      ----------------------------
Registration Rights Agreement.

     "Significant Subsidiary" means as of any date of determination, (i) any
      ----------------------
Subsidiary of the Company that has aggregate total assets in an amount in excess of 10% of the consolidated total assets of the Company and its Subsidiaries at such date of determination and (ii) any Subsidiary of the Company for which the net income of such Subsidiary and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principals, during the four fiscal quarters most recently ended preceding the date of determination, exceeded 10% of the net income of the Company and its Subsidiaries during such period.

     "Special Record Date" for payment of any Defaulted Interest means a date
      -------------------
fixed by the Trustee pursuant to Section 2.12.

     "Stated Maturity," when used with respect to any Security, means March
      ---------------
[__], 2010.

     "Subordinated Indebtedness" means Indebtedness of the Company that is
      -------------------------
subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Securities in any respect or has a stated maturity after the Stated Maturity.

     "Subordinated Obligations" shall have the meaning set forth in Article XII.
      ------------------------

     "Subsidiary" with respect to any Person, means:
      ----------

          (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person,

          (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such Person a majority of the partnership interests, or

          (iii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

     "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and
      ---      -----
other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

     "Tax Returns" means all Federal, state, local, and foreign tax returns,
      -----------
declarations, statements, reports, schedules, forms, and information returns and any amended Tax Returns relating to Taxes.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-
      ---
77bbbb) as in effect on the date of the execution of this Indenture, except as provided by Section 9.3 hereof pursuant to which the term "TIA" will mean such Trust Indenture Act as amended through and including the date specified by such
Section 9.3 for purposes thereof.

     "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday,
      -----------
other than any day on which securities are not traded on the Nasdaq National Market (or, if the Common Stock is not listed thereon, on the principal national securities exchange or any national automated quotation system on which the Common Stock is listed or admitted to trading).

     "Transfer Restricted Securities" means Securities that (i) bear or are
      ------------------------------
required to bear the legend set forth in Section 2.6 hereof and (ii) contain the paragraph referred to in footnote 2 to the form of security attached hereto as Exhibit A and the paragraph referred to in footnotes 4 and 5 to the certificate attached hereto as Exhibit B .

     "Trustee" means the party named as such in this Indenture until a successor
      -------
replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust division (or
      -------------
any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "U.S. Government Obligations" means direct noncallable obligations of, or
      ---------------------------
noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Wholly-Owned Subsidiary" means a Subsidiary all the Equity Interests of
      -----------------------
which are owned by the Company or one or more Wholly-Owned Subsidiaries of the Company.

     Section 1.2.   Incorporation by Reference of TIA.
                    ---------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.
      ----------

     "Indenture securities" means the Securities.
      --------------------

     "Indenture securityholder" means a Holder or a Securityholder.
      ------------------------

     "Indenture to be qualified" means this Indenture.
      -------------------------

     "Indenture trustee" or "institutional trustee" means the Trustee.
      -----------------

     "Obligor" on the indenture securities means the Company and any other
      -------
obliger on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

     Section 1.3.   Rules of Construction.
                    ---------------------

     Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and words in the plural include the singular;

          (e)  provisions apply to successive events and transactions;

          (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (g) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                  ARTICLE II.

                                THE SECURITIES

     Section 2.1.   Form and Dating.
                    ---------------

     The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve, with the consent of the Trustee, the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. If any term or provision of a Security limits, qualifies, or conflicts with the terms of this Indenture, the terms of this Indenture shall control.

     Section 2.2.   Execution and Authentication.
                    ----------------------------

     Two Officers shall sign the Security for the Company by manual or facsimile signature. The Company's seal may be, but is not required to be, impressed, affixed, imprinted or reproduced on the

Securities and may be in facsimile form.

     If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that or any office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence, and the only evidence, that the Security has been authenticated pursuant to the terms of this Indenture.

     The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to $100,000,000 upon a written order of the Company. The order shall specify (i) the amount of Securities to be authenticated and (ii) the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries, and has the same protections under the Indenture.

     Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

     Section 2.3.   Registrar and Paying Agent.
                    --------------------------

     The Company shall maintain an office or agency in New York, New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and XI and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act. The Company may change any Paying Agent or Registrar without notice to any Holder.

     The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

     The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global

Securities.

     Section 2.4.   Paying Agent to Hold Assets in Trust.
                    ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest on or Liquidated Damages, if any, with respect to, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

     Section 2.5.   Securityholder Lists.
                    --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the fourth Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

     Section 2.6.   Transfer and Exchange.
                    ---------------------

          (a)  Transfer and Exchange of Definitive Securities.  When Definitive
               ----------------------------------------------
     Securities are presented to the Registrar or a co-Registrar with a request:

               (x)  to register the transfer of such Definitive Securities; or

               (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations;

     the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

               (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                    (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that is aware that any sale of securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security);

                    (C) if such Transfer Restricted Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) accompanied by a certificate in the form of Exhibit B to the Indenture to the Trustee and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the requesting party to the effect that such transfer is in compliance with the Securities Act; or

                    (D) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the states of the United States, a certification to that effect (in substantially the form set forth on the reverse of the Security) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the requesting party to the effect that such transfer is in compliance with the Securities Act.

          (b)  Restrictions on Transfer of a Definitive Security for a
               -------------------------------------------------------
     Beneficial Interest in a Global Security.  A Definitive Security may not be
     ----------------------------------------
     exchanged for a beneficial interest in a Global Security, except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer in form reasonably satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing, together with:

               (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

               (ii) regardless of whether such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the applicable Global Security;

     then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the appropriate Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of the authentication order of the Company in the form of an Officers' Certificate, shall authenticate an appropriate new Global Security in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Securities.  The transfer and
               ------------------------------------------
     exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

          (d)  Transfer of a Beneficial Interest in a Global Security for a
               ------------------------------------------------------------
     Definitive Security.
     -------------------

               (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security);

                    (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Security for its own account or the account of another "qualified institutional buyer," a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security);

                    (C) if such Definitive Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) accompanied by a certificate in the form of Exhibit B to the Indenture to the Trustee and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the requesting party to the effect that such transfer is in compliance with the Securities Act; or

                    (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the states of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the requesting party to the effect that such transfer is in compliance with the Securities Act;

     then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

               (ii) Definitive Securities issued in exchange for a beneficial interest in a Global

          Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Definitive Securities available for delivery to the persons in whose names such Securities are so registered.

          (e)  Restrictions on Transfer and Exchange of Global Securities.
               ----------------------------------------------------------
     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f)  Authentication of Definitive Securities in Absence of Depositary.
               ----------------------------------------------------------------
     If at any time:

               (i) the Depositary for the Securities notifies the Company and the Company notifies the Trustee in writing that the Depositary is no longer willing or able to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture;

     then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

          (g)  Legends.
               -------

               (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

               "This Security (or its predecessor) has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered, sold, pledged or otherwise transferred except as set forth in the next sentence hereof. By its acquisition hereof or of a beneficial interest herein, the holder (1) represents that either (a) it is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act) (a "QIB"), (b) it is an institutional "Accredited Investor" within the meaning of rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "IAI"), (2) agrees that it will not resell or otherwise transfer this security except (a) to the Company or any of its subsidiaries, (b) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (c) to an IAI that, prior to such transfer, furnishes the trustee a signed letter containing certain representations and agreements relating to the transfer of this security (a form of which can be obtained from the Trustee), (d) in a transaction meeting the requirements of Rule 144 under the Securities Act, (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (f) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the united states or any other applicable jurisdiction and (3) agrees that it will deliver to each person to whom this security or an interest herein is transferred a notice substantially to the effect of this legend. The Indenture contains a provision requiring the trustee to refuse to register any transfer of this security in violation of the foregoing."

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                    (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security (1) in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, after delivery of a customary Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act or (2) in the case of a sale or transfer pursuant to an effective registration statement under the Securities Act; and

                    (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).).

          (h)  Cancellation and/or Adjustment of Global Security.  At such time
               -------------------------------------------------
     as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the written direction of the Trustee, to reflect such reduction.

          (i)  Obligations with respect to Transfers and Exchanges of Definitive
               -----------------------------------------------------------------
     Securities.
     ----------

                    (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee, upon receipt of the authentication order of the Company in the form of an Officers' Certificate, shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's written request.

                    (2) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section
               2.2 (fourth paragraph), 2.10, 3.7, 9.5, or 1 1.1 (final
               paragraph)).

                    (3) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to
               Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI hereof or the mailing of a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

          (j)  General.  The Trustee shall have no obligation or duty to
               -------
     monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.7.   Replacement Securities.
                    ----------------------

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee and the Company, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon receipt of the authentication order of the Company in the form of an Officers' Certificate, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their expenses in replacing a Security.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, regardless of whether the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.8.   Outstanding Securities.
                    ----------------------

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

     If a Security is replaced or paid pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), the replaced or paid Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced or paid Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

     Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or its Affiliates) in trust or set aside and segregated in trust by the Company or one of its Subsidiaries (if the Company or one of its Subsidiaries shall act as the Paying Agent) for the Holders of such Securities shall be deemed to be no longer outstanding on and after the date for such payment or redemption and shall cease to accrue interest.

     Section 2.9.   Treasury Securities.
                    -------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded. The Company shall notify the Trustee, in writing, when the Company or an Affiliate of the Company repurchases or otherwise acquires Securities and of the principal amount of such Securities so repurchased or otherwise acquired. Notwithstanding the foregoing, Securities that are to be acquired by the Company or any Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or such Affiliate until legal title to such Securities has passed to such entity.

     Section 2.10.  Temporary Securities.
                    --------------------

     Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee (upon written request from the Company) shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

     Section 2.11.  Cancellation.
                    ------------

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture. All cancelled Securities shall be destroyed (subject to the record retention requirements of the Exchange Act) and certification of their destruction delivered to the Company, unless the Company shall direct in writing that cancelled Securities be returned to it.

     Section 2.12.  Defaulted Interest.
                    ------------------

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (collectively, herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 Business Days and not less than 10 Business Days prior to the date of the proposed payment and not less than 10 Business Days after the receipt by the Trustee of the notice of the proposed payment ("Special Record Date"). The Trustee shall promptly notify the Company in writing of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the registry books of the Registrar not less than 10 Business Days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2). Prior to noon New York time on the date on which the Defaulted Interest is to be paid, the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest.

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Notwithstanding the foregoing, any interest which is paid prior to the expiration of the grace period provided in Section 6.1 shall be paid to the Holders of the Securities as of the regular Record Date for such Interest Payment Date for which interest has not been paid.

     Section 2.13.  CUSIP Numbers.
                    -------------

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

     Section 2.14.  Deposit of Moneys.
                    -----------------

     Prior to noon New York time on each Interest Payment Date, Redemption Date and Repurchase Date, and on the Stated Maturity Date, the Company shall have deposited with the Paying Agent such amounts in immediately available funds sufficient to make Cash payments, if any, due on such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity Date.

                                 ARTICLE III.

                                  REDEMPTION

     Section 3.1.   Right of Redemption.
                    -------------------

     Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the Securities and this Article
III. The Company will not have the right to redeem any Securities prior to March [__], 2003. If, for any period of 30 consecutive Trading Days following March [__], 2003, the average Last Sale Price of the Common Stock is greater than 150% of the average Conversion Price during such period (computed as the mean of the Conversion Prices applicable at the close of business on each of the Trading Days during such period), then, subject to the other provisions of this
Article III, on or after the 30/th/ day following the last day of such period, the Company will have the right, subject to the Holders' right to first convert the Securities pursuant to Article XIII of this Indenture, to redeem the Securities in whole, but not in part, at the Redemption Prices specified in Paragraph 5 of the Securities under the caption "Redemption," in each case including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date.

     Section 3.2.   Notices to Trustee.
                    ------------------

     If the Company has the right to redeem Securities and it elects to redeem the Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed, the Redemption Price and whether it wants the Trustee, on behalf of the Company, to give notice of redemption to the Holders.

     If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee in writing of the amount of the reduction and deliver such Securities with such notice.

     The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days but not more than 75 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee) together with an Officer's Certificate stating that such redemption will comply with the conditions contained herein. Any such notice to the Trustee may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     Section 3.3.   Notice of Redemption.
                    --------------------

          (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed at such Holder's address as it appears on the security register maintained by the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Securities to be redeemed and shall state:

               (i) the Redemption Date, and that the Securities called for redemption may not be converted after the Business Day immediately prior to the Redemption Date;

               (ii) the Redemption Price, including the amount of accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

               (iii) the name, address and telephone number of the Paying Agent;

               (iv) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price plus accrued interest;

               (v) that, unless (A) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with Section 3.5 hereof or (B) such redemption payment is prohibited pursuant to
          Article XII hereof or otherwise, interest on, and Liquidated Damages, if any, with respect to, Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

               (vi)  the CUSIP number of the Securities to be redeemed; and

               (vii) that the notice is being sent pursuant to this Section 3.3 and pursuant to the redemption provisions of Paragraph 5 of the Securities.

          (b) The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, regardless of whether the Holder receives such notice.

     Section 3.4.   Effect of Notice of Redemption.
                    ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest and Liquidated Damages, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Notices mailed as provided in this
Article III shall be conclusively presumed to have been given regardless of whether a given Holder receives the Notice.

     Section 3.5.   Deposit of Redemption Price.
                    ---------------------------

          (a) Prior to noon New York time on the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, and Liquidated Damages, if any, with respect to, all Securities to be redeemed on such Redemption Date (other than Securities called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

          (b) If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XII or otherwise, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, regardless of whether such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

                                  ARTICLE IV.

                                   COVENANTS

     Section 4.1.   Payment of Securities.
                    ---------------------

          (a) The Company shall pay the principal of, interest on, and Liquidated Damages, if any, with respect to, the Securities on the dates and in the manner provided in this Indenture and the Securities, as applicable. An installment of principal of, interest on, or Liquidated Damages, if any, with respect to, the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before noon New York time on that date, Cash deposited and designated for and sufficient to pay the installment.

          (b) The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

     Section 4.2.   Maintenance of Office or Agency.
                    -------------------------------

          (a) The Company shall maintain in New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

          (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York, for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee in New York, New York, as the office contemplated by this Section 4.2.

     Section 4.3.   Corporate Existence.
                    -------------------

          Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory) and corporate franchises of the Company; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, if the Company shall, in good faith, reasonably determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of such entity and the loss thereof is not adverse in any material respect to the Holders.

     Section 4.4.   Payment of Taxes and Other Claims.
                    ---------------------------------

          The Company shall, and shall cause each of its Subsidiaries to, (a) file timely all Tax Returns required to be filed by the Company or any of its Subsidiaries, and (b) pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Tax the applicability or validity of which is being contested in good faith by appropriate proceedings timely filed and diligently pursued and for which disputed amounts adequate reserves have been established on the book and records of the Company or any such Subsidiary in accordance with GAAP.

     Section 4.5.   Compliance Certificate; Notice of Default.
                    -----------------------------------------

          (a) The Company shall deliver to a Trust Officer of the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining, without regard to notice periods or periods of grace, whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, regardless of whether the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with reasonable particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Company shall, so long as any of the Securities are outstanding, deliver to a Trust Officer of the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

     Section 4.6.   Reports.
                    -------

          (a) Regardless of whether the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 4.7.   Rule 144A Information Requirement.
                    ---------------------------------

          If at any time there are Transfer Restricted Securities outstanding and the Company shall cease to have a class of equity securities registered under Sections 12(b) or 12(g) of the Exchange Act or shall cease to be subject to Section 15(d) of the Exchange Act, the Company shall furnish, within a reasonable period of time, to the Holders or beneficial holders of the Securities or the underlying Common Stock and prospective purchasers of Securities or the underlying Common Stock designated by the Holders of Transfer Restricted Securities, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Shelf Registration Statement has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the Shelf Registration Statement.

     Section 4.8.   Further Instruments and Acts.
                    ----------------------------

          Upon the request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 4.9.   Limitation on Transactions with Affiliates.
                    ------------------------------------------

          (a) Neither the Company nor any of its Subsidiaries shall be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions,

               (i) unless the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's length transaction with a non-Affiliate, and

               (ii) if involving consideration to either party in excess of $1,000,000, unless such Affiliate Transaction or any series of related Affiliate Transactions is approved by a majority of the members of the Board of Directors that are disinterested in such transaction and

               (iii) if involving consideration to either party in excess of $5,000,000, unless the

          Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation.

          (b) Notwithstanding the foregoing, the following will be deemed not to be Affiliate Transactions:

               (i) employment agreements or arrangements entered into by the Company or any Subsidiary of the Company in the ordinary course of business with the approval of the disinterested members of the Company's Board of Directors or, if none, unanimously by such Board of Directors;

               (ii) any transaction solely between the Company and any of its Wholly-Owned Subsidiaries or solely between Wholly-Owned Subsidiaries;

               (iii) transactions pursuant to the Incubator Agreement; and

               (iv) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, directors of the Company.

                                  ARTICLE V.

                             SUCCESSOR CORPORATION

     Section 5.1.   Limitation on Merger, Sale or Consolidation.
                    -------------------------------------------

          (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease or otherwise dispose of all or substantially all of its assets (on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons (other than to its Wholly-Owned Subsidiaries), unless:

               (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving Person in such merger or consolidation (if not the Company), or transferee entity (in the case of a sale, lease or other disposition of assets) is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and the Indenture;

               (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; and

               (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transactions have been satisfied.

          (b) For purposes of clause (a) of this Section 5.1 and Section 13.6, the sale, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, unless such disposition is to the Company or a Wholly-Owned Subsidiary of the Company.

     Section 5.2.   Successor Corporation Substituted.
                    ---------------------------------

     Upon any permitted consolidation or merger or any permitted sale, lease or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations.

                                  ARTICLE VI.

                        EVENTS OF DEFAULT AND REMEDIES

     Section 6.1.   Events of Default.
                    -----------------

     "Event of Default," wherever used herein, means any one of the following
      ----------------
events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) failure by the Company to pay any installment of interest or Liquidated Damages, if any, on the Securities as and when each becomes due and payable and the continuance of such failure for a period of 30 days, regardless of whether such payment is prohibited by Article XII;

          (b) failure by the Company to pay all or any part of the principal of, or premium, if any, on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to pay all or any part of the Repurchase Price on the Repurchase Date in accordance with Article XI, regardless of whether such payment is prohibited by Article XII;

          (c) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 30 days;

          (d) failure to make any payment at final stated maturity, including any applicable grace period, in respect of Indebtedness of the Company (other than Non-Recourse Debt) in an amount in excess of $5,000,000, and continuance of such failure for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Securities outstanding specifying the nature of the purported default, and that the same, if not cured, would constitute an Event of Default under this Indenture;

          (e) default with respect to any Indebtedness of the Company, which default results in the acceleration of Indebtedness (other than Non-Recourse Debt) in an amount in excess of $5,000,000 without such Indebtedness having been discharged or such acceleration having been rescinded or annulled for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Securities outstanding specifying the nature of the purported default, and that the same, if entered, would constitute an Event of Default under this Indenture;

          (f) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 30 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 30 days;

          (g) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

          (h) final unsatisfied judgments not covered by insurance, aggregating in excess of $5,000,000 at any one time shall have been rendered against the Company or any of its Significant Subsidiaries and not have been stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal such judgment has expired (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unhanded or undischarged beyond any applicable payment date provided therein).

     Section 6.2.   Acceleration of Maturity Rescission and Annulment.
                    -------------------------------------------------

          (a) If an Event of Default (other than an Event of Default specified in Section 6.1(f) or Section 6.1(g) relating to the Company) occurs and is continuing, then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all
                                       -------------------
     unpaid principal, premium, if any, accrued interest and Liquidated Damages, if any, of the Securities (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price, determined as set forth below), with respect thereto, to be due and payable immediately without any other declaration or act on the part of the Trustee or the Holders. If an Event of Default specified in Section 6.1(f) or Section 6.1(g) relating to the Company occurs, all principal, premium, if any, accrued interest and Liquidated Damages on or with respect thereto will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

          (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of no less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

               (i) the Company has paid or deposited with the Trustee Cash sufficient to pay:

                    (1) the principal of (and premium, if any, applicable to) any Securities which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                    (2) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the rate borne by the Securities,

                    (3) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

               (ii) all Events of Default, other than the non-payment of the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in
          Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

          (c) Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

     Section 6.3.   Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Trustee.
-------

          (a) The Company covenants that if an Event of Default in payment of principal, premium, if any, interest or Liquidated Damages, if any, specified in clause (a) or clause (b) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, interest, Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), Liquidated Damages, if any, and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs, fees and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

          (b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          (c) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 6.4.   Trustee May File Proofs of Claim.
                    --------------------------------

               (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (which term as used in this Section shall include any predecessor Trustee) (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, interest or Liquidated Damages) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

                    (i) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Liquidated Damages, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim under Section 7.7 for the compensation, fees, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                    (ii) To collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 6.6;

     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of such compensation, expenses, fees, disbursements and advances of Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.7 hereof out of the estate in any such judicial proceeding shall be denied for any reason, payment of the same shall be secured by a perfected first priority security interest in and lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and any such security interest and lien in favor of any predecessor Trustee shall be senior to the security interest and lien in favor of the current Trustee.

               (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.5.   Trustee May Enforce Claims Without Possession of Securities.
                    -----------------------------------------------------------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, fees, disbursements and advances of the

Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     Section 6.6.   Priorities.
                    ----------

               (a) Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, interest or Liquidated Damages, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the Trustee (including any predecessor Trustee) in payment of all amounts due pursuant to Section 7.7;

               SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XII;

               THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to, the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, interest and Liquidated Damages, if any, respectively; and

               FOURTH: To whomsoever may be lawfully entitled thereto, the remainder, if any.

               (b) The Trustee may fix a Record Date and Payment Date for any payment to Holders pursuant to this Section at least 15 days before such Record Date. The Trustee shall mail to each Holder and the Company a notice stating the Record Date, Payment Date and amount to be paid.

     Section 6.7.  Limitation on Suits.
                   -------------------

     No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (b) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

               (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 6.8.   Unconditional Right of Holders to Receive Principal,
                    ----------------------------------------------------
Premium, Interest and Liquidated Damages.
----------------------------------------

     Notwithstanding any other provision of this Indenture, the Holder of any Security shall, subject to the provisions of Article XII, have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, interest on, and Liquidated Damages, if any, with respect to such Security when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Repurchase Price, on the applicable Repurchase Date), to convert such Security in accordance with Article XIII, and to institute suit for the enforcement of any such payment and right to convert after such respective dates, and such rights shall not be impaired without the consent of such Holder.

     Section 6.9.   Rights and Remedies Cumulative.
                    ------------------------------

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.10.  Delay or Omission Not Waiver.
                    ----------------------------

     No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 6.11.  Control by Holders.
                    ------------------

     The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that:

               (a) such direction shall be made in writing to the Trustee and shall not be in conflict with any rule of law or with this Indenture,

               (b) the Trustee shall not have determined that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or would expose the Trustee to personal liability, and

               (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 6.12.  Waiver of Default.
                    -----------------

               (a) The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any default hereunder and its consequences or compliance with any provision of this Indenture or the Securities, except a default or compliance:

                    (i) in the payment of the principal of, premium, if any, interest on or Liquidated Damages, if any, with respect to any Security not yet cured as specified in clauses (a) and (b) of Section 6.1, or

                    (ii) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

               (b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

     Section 6.13.  Undertaking for Costs.
                    ---------------------

     All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium, if any, interest on or Liquidated Damages, if any, with respect to, any Security on or after the respective Stated Maturity of such Security (including, in the case of redemption, on or after the Redemption Date).

     Section 6.14.  Restoration of Rights and Remedies.
                    ----------------------------------

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE VII.

                                    TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

     Section 7.1.   Duties of Trustee.
                    -----------------

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

              (i) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

              (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine regardless of whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1.

              (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

              (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.11.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to perform any of its rights or duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (e) Regardless of whether therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     Section 7.2.   Rights of Trustee.
                    -----------------

          Subject to Section 7.1:

               (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which reasonably believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

               (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               (f) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
     Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Event of Default occurring pursuant to Sections 6.1(a) or 6.1(b), or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification or obtained actual knowledge.

               (h) No permissive right of the Trustee to act hereunder shall be construed as a duty.

               (i) If in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate, an Opinion of Counsel, or both.

               (j) The Trustee shall not be deemed to have notice or knowledge (including actual knowledge) of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the office specified in Section 14.2 and such notice references the Securities generally, the Company or this Indenture.

               (k) The Trustee may consult with counsel with respect to legal matters relating to this Indenture or Securities and the advice or opinion of counsel shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 7.3.   Individual Rights of Trustee.
                    ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     Section 7.4.   Trustee's Disclaimer.
                    --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture, the Registration Rights Agreement or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture or the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

     Section 7.5.   Notice of Default.
                    -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after the date the same is known by the Trustee or the Trustee receives written notice of the occurrence of such Default or Event of Default unless such Default is cured or waived. The Trustee may withhold such notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders, except in the case of a Default in payment of principal (or premium, if any) of, interest on or Liquidated Damages with respect to, any Security (including the payment of the Repurchase Price on the Repurchase Date and the payment of the Redemption Price on the Redemption Date).

     Section 7.6.   Reports by Trustee to Holders.
                    -----------------------------

               (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Holder a brief report dated as of such reporting date that complies with TIA (S) 313(a) if and to the extent required by such
     Section 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

               (b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and, if required, filed with the SEC and each stock exchange, if any, on which the Securities are listed.

               (c) The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system or of any delisting thereof.

     Section 7.7.   Compensation and Indemnity.
                    --------------------------

               (a) The Company agrees to pay to the Trustee from time to time such compensation for its services as the parties shall agree from time to time in writing and, in the absence of such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses, fees and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee's agents, accountants, experts and counsel.

               (b) The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, employees, attorneys-in-fact and agents (each an "Indemnified Party") for, and hold them harmless against, any and all claims, demands, expenses (including but not limited to reasonable compensation, fees, disbursements and expenses of the Trustee's agents and counsel), losses, damages or liabilities incurred by it without negligence, bad faith or willful misconduct on the part of such Indemnified Party, arising out of, related to, or in connection with the acceptance or administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses, and the costs and expenses of enforcing this Indenture (including this Section 7.7) against the Company and of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. An Indemnified Party shall notify the Company promptly of any claim asserted against such Indemnified Party for which it may seek indemnity. Failure by an Indemnified Party to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and an Indemnified Party shall provide reasonable cooperation at the Company's expense in the defense. An Indemnified Party may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that (i) the Company will not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense and (ii) the Company shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel, if any) in any one proceeding (or related proceedings), which counsel shall be selected by the Trustee. The Company need not pay for any settlement made without its written consent.

               (c) The Company need not reimburse any expense or indemnify against any loss or liability to the extent attributable to the negligence, bad faith or willful misconduct of the Trustee or any other Indemnified Party.

               (d) To secure the Company's payment obligations in this Section 7.7, the Trustee and each predecessor Trustee shall have a perfected lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities. Any lien in favor of a predecessor Trustee shall be senior to any lien in favor of the current Trustee.

               (e) When the Trustee incurs expenses or fees or renders services after an Event of Default specified in Section 6.1(f) or Section 6.1(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

               (f) The Trustee shall comply with the provision of Section 313(b)(2) of the TIA, to the extent applicable.

               (g) The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive indefinitely, including upon the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

     Section 7.8.   Replacement of Trustee.
                    ----------------------

               (a) The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing. The Company, by Board of Directors resolution, may remove the Trustee if:

                    (i)   the Trustee fails to comply with Section 7.10;

                    (ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

                    (iii) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                    (iv)  the Trustee becomes incapable of acting.

               (b) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.8.

               (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding Securities may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately upon delivery of such notice and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

               (e) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of then outstanding Securities may, petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (f) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, any such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (g)  Notwithstanding replacement of the Trustee pursuant to this
     Section 7.8, the Company's obligations under Section 7.7 shall continue indefinitely for the benefit of the retiring Trustee.

     Section 7.9.   Successor Trustee by Merger, Etc.
                    ---------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

     Section 7.10.  Eligibility; Disqualification.
                    -----------------------------

     The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee and its direct parent or, in the case of a corporation included in a bank holding company system, the related bank holding company, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

     Section 7.11.  Preferential Collection of Claims Against Company.
                    -------------------------------------------------

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

     Section 7.12.  Other Capacities.
                    ----------------

     All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as any Agent.

                                 ARTICLE VIII.

                          SATISFACTION AND DISCHARGE

     Section 8.1.   Satisfaction and Discharge of Indenture.
                    ---------------------------------------

     The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII and Section 7.7) when it shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) and the following conditions shall be satisfied:

             (a)  The Company has paid all sums payable under the Indenture;
     and

               (b) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1.

     Section 8.2.   Repayment to the Company.
                    ------------------------

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, interest on or Liquidated Damages, if any, with respect to any Security and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its written request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                                  ARTICLE IX.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.1.   Supplemental Indentures Without Consent of Holders.
                    --------------------------------------------------

               (a) Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                    (i)   to cure any ambiguity, defect, or inconsistency;

                    (ii) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not materially adversely affect the rights of any Holder;

                    (iii) to provide for collateral for or guarantors of the
               Securities;

                    (iv) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V;

                    (v)   to comply with the TIA; or

                    (vii) to provide for uncertificated Securities in addition to or in place of certificated Securities.

               (b) The Company shall deliver to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with this
     Section 9.1.

     Section 9.2.   Amendments, Supplemental Indentures and Waivers with Consent
                    ------------------------------------------------------------
of Holders.
----------

               (a) Subject to the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, in writing, waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                    (i) change the Stated Maturity of any Security or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon or any Liquidated Damages with respect thereto is payable, or impair the right to institute suit for the conversion of any Security or the enforcement of any such payment on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Repurchase Price, or alter the Repurchase Offer (other than as set forth herein) or redemption provisions in a manner adverse to the Holders;

                    (ii) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture;

                    (iii) adversely affect the right of such Holder to convert Securities or the rights of any holder conferred by Article XIII; or

                    (iv) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

               (b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               (c)  After an amendment, supplement or waiver under this Section
     9.2 becomes effective, the Company shall mail to the Holders affected thereby at such Holders' addresses as the same appear on the registry books of the Registrar a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

               (d)  After an amendment, supplement or waiver under this Section
     9.2 or Section 9.4 becomes effective, it shall bind each Holder.

               (e) In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

     Section 9.3.   Compliance with TIA.
                    -------------------

     Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 9.4.   Revocation and Effect of Consents.
                    ---------------------------------

               (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company, the Trustee or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

               (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, regardless of whether such Persons continue to be Holders after such record date.

               (c) Notwithstanding the preceding paragraph, after an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (4) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security unless consent of all Holders has been obtained pursuant to clauses (1) through (4) of Section 9.2.

     Section 9.5.   Notation on or Exchange of Securities.
                    -------------------------------------

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

     Section 9.6.   Trustee to Sign Amendments, Etc.
                    --------------------------------

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                  ARTICLE X.

                              MEETINGS OF HOLDERS

     Section 10.1.  Purposes for Which Meetings May Be Called.
                    -----------------------------------------

     A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                    (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

                    (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

                    (c) to consent to an amendment, supplement or waiver pursuant to provisions of Section

     9.2; or

                    (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

     Section 10.2.  Manner of Calling Meetings.
                    --------------------------

                    (a) The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed at the Company's expense by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

                    (b) Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 10.3.  Calling of Meetings by the Company or Holders.
                    ---------------------------------------------

     In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such written request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

     Section 10.4.  Who May Attend and Vote at Meetings.
                    -----------------------------------

     To be entitled to vote at any meeting of Holders, a Person shall (a) be a registered Holder of one or more Securities, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, and its counsel.

     Section 10.5.  Regulations May Be Made by Company; Conduct of the Meeting:
                    -----------------------------------------------------------
Voting Rights: Adjournment.
--------------------------

               (a) Notwithstanding any other provision of this Indenture, the Company may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those Persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting regardless of whether they shall be such Holders at the time of the meeting.

               (b) The Holders shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

               (c) At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him, in whole vote increments; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

     Section 10.6.  Voting at the Meeting and Record to Be Kept.
                    -------------------------------------------

               (a) Voting at any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

               (b) Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 10.7.  Exercise of Rights of Trustee or Holders May Not Be Hindered
                    ------------------------------------------------------------
or Delayed by Call of Meeting.
-----------------------------

     Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

                                  ARTICLE XI.

             RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

     Section 11.1.  Repurchase of Securities at Option of the Holder Upon a
                    -------------------------------------------------------
Change of Control.
-----------------

               (a) Subject to Section 11.2, in the event that a Change of Control has occurred, the Company shall offer, subject to the terms and conditions of this Indenture, to purchase all or any part of each Holder's Securities (provided that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date (the "Repurchase Date")
                                                               ---------------
     fixed in the manner provided in this Section 11.1 that is no later than 45 Business Days (except as hereinafter provided) after the occurrence of such Change of Control, at a cash price (the "Repurchase Price") equal to 101%
                                              ----------------
     of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to (but excluding) the Repurchase Date.

               (b) In the event that, pursuant to this Section 11.1, the Company shall be required to commence an offer to purchase Securities (a "Repurchase Offer"), the Company shall follow the procedures set forth in
     -----------------
     this Section 11.1 as follows:

                    (i) the Repurchase Offer shall commence on the date specified by the Company that shall be within 25 Business Days following a Change of Control;

                    (ii) the Repurchase Offer shall remain open for 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Repurchase Offer Period");

                    (iii) upon the expiration of a Repurchase Offer, the Company shall purchase all Securities tendered in response to the Repurchase Offer;

                    (iv) if the Repurchase Date is on or after an interest payment Record Date and on or before the related Interest Payment Date, any accrued interest and Liquidated Damages will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest or Liquidated Damages will be payable to Holders who tender Securities pursuant to the Repurchase Offer;

                    (v) the Company shall provide the Trustee with written notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer (or such shorter period that is satisfactory to the Trustee); and

                    (vii) on or before the commencement of any Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

                          (1) that the Repurchase Offer is being made pursuant
                    to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                          (2) the Repurchase Price (including the amount of
                    accrued and unpaid interest and Liquidated Damages, if any), the Repurchase Date and the Repurchase Put Date;

                    (3) that any Security, or portion thereof, not tendered and accepted for payment will continue to accrue interest and Liquidated Damages, if any;

                    (4) that, unless the Company defaults in depositing Cash
               with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to Article XII, any Security, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

                    (5) that Holders electing to have a Security, or portion
               thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Repurchase Date and (b) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

                    (6) that Holders will be entitled to withdraw their
               election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Repurchase Put Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                    (7) a brief description of the events resulting in such
               Change of Control.

          (c) Any notice of a Repurchase Offer mailed in accordance with the foregoing provisions shall be conclusively presumed to have been duly given regardless of whether a given Holder receives the same.

          (d) Any such Repurchase Offer shall comply with all applicable provisions of federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          (e) On or before the Repurchase Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted payment in an amount equal to the Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

     Section 11.2.  Rescission of Change of Control Determination.
                    ---------------------------------------------

             (a) At any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, the Holders of more than 66 2/3% in aggregate principal amount of the then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, may determine that the event giving rise to the Change of Control shall not be treated as a Change of Control for purposes of Section 11.1, in which event:

                    (i)   the provisions of Section 11.1(a) shall not apply;

                    (ii) if a Repurchase Offer has been made by the Company pursuant to Section 11.1(b), such Repurchase Offer shall be deemed revoked; and

                    (iii) if any Securities have been tendered in response to
             the revoked Repurchase Offer, such tenders shall be deemed rescinded and the Securities promptly returned to the Holders thereof.

             (b)    Following a determination by the Holders pursuant to this
     Section 11.2, the Company shall mail to all Holders a notice briefly describing such determination. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such determination. An effective determination under this Section 11.2 shall be binding on all holders.

                                 ARTICLE XII.

                                 SUBORDINATION

     Section 12.1.  Securities Subordinated to Senior Indebtedness.
                    ----------------------------------------------

             (a) The Company and each Holder, by its acceptance of Securities, agree that (i) the payment of the principal of, premium, if any, and interest on and Liquidated Damages, if any, with respect to, the Securities and (ii) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (but specifically excluding payments to the Trustee for its own benefit), is subordinated, to the extent and in the manner provided in this
     Article XII, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

             (b) This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. In addition, the payment of cash, property or securities (other than Junior Securities) upon conversion of a Security pursuant to Article XIII will constitute payment on a Security and therefore will be subject to the subordination provisions contained in this Indenture.

     Section 12.2.  No Payment on Securities in Certain Circumstances.
                    -------------------------------------------------

             (a) No payment (by setoff or otherwise) may be made by or on behalf of the Company, directly or indirectly through a Subsidiary of the Company, on account of the principal of, premium, if any, interest on, or Liquidated Damages, if any, or any other obligations under or with respect to, the Securities, or to acquire any of the Securities (including repurchases of Securities at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemption provisions of the Securities (collectively, the "Subordinated Obligations"), (i) upon
                                           ------------------------
     the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on, and fees, charges, expenses, indemnifications and all other amounts payable in respect of Senior Indebtedness are first paid in full in cash, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest in respect of Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (collectively, a "Payment Default"), unless and until such Payment Default has been cured or
     ----------------
     waived or otherwise has ceased to exist.

             (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits, or would permit, with (w) the passage of time, (x) the giving of notice, (y) the making of any payment of the Securities then required to be made, or (z) any combination thereof (collectively, a "Non-Payment Default"), the holders of any Designated
                       -------------------
     Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such Non-Payment Default given to the Company and the Trustee by the holders of such Designated Senior Indebtedness or their representative (a "Blockage Notice"), then, unless
                                              ---------------
     and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company directly or through any Subsidiary on account of the Subordinated Obligations. Notwithstanding the foregoing, on the first to occur of (i) the date that is 179 days after the Blockage Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) the
                                        -----------------------
     date on which all Payment Defaults and Non-Payment Defaults have been cured or waived, the Company shall be required to pay to the Holders of the Securities all regularly scheduled payments on the Securities that were not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions (and upon the making of such payments any acceleration of the Securities made or other remedies commenced during the Payment Blockage Period shall be of no further force or effect) and to resume all other payments as and when due on the Securities, provided that no Payment Default shall have occurred and be continuing. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period is or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any consecutive 360-day period.

          (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee on behalf of the Holders or any Paying Agent for the benefit of the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 12.2, such payment or distribution (subject to the provisions of Sections 12.6 and 12.9) shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders or the Trustee or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

     Section 12.3.  Securities Subordinated to Prior Payment of All Senior
                    ------------------------------------------------------
Indebtedness on Dissolution Liquidation or Reorganization.
---------------------------------------------------------

     Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

             (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full in cash or Cash Equivalents before the Holders are entitled to receive any payment (other than Junior Securities) on account of the Subordinated Obligations;

             (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this Article XII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness (but this Section 12.3(b) shall not apply to payments or distributions to the Trustee for its own benefit); and

             (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Subsidiary of any kind or character, whether in cash, property or securities (other than Junior Securities as aforesaid), shall be received by the Trustee for the benefit of the Holders or the Holders or any Paying Agent for the benefit of the Holders (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of Subordinated Obligations before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 12.6 and 12.9) shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders or the Trustee or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company in full in cash after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

     Section 12.4.  Holders to Be Subrogated to Rights of Holders of Senior
                    -------------------------------------------------------
Indebtedness.
------------

             (a) Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

             (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XlI shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

     Section 12.5.  Obligations of the Company Unconditional.
                    ----------------------------------------

     Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article XII, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 or otherwise for its own benefit.

     Section 12.6.  Trustee and Other Agents Entitled to Assume Payments Not
                    --------------------------------------------------------
Prohibited in Absence of Notice.
-------------------------------

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities by virtue of the operation of this Article XII, but failure to give such notice shall not affect the subordination of the Securities pursuant to this Article XII. The Trustee and all other Agents shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have actually received, no later than one Business Day prior to such payment, written notice thereof in compliance with Section 14.2 from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

     Section 12.7.  Subordination Rights Not Impaired by Acts or Omissions of
                    ---------------------------------------------------------
the Company or Holders of Senior Indebtedness.
---------------------------------------------

     No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Without the consent of or notice to the Trustee or the Holders, the holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without impairing the liabilities and obligations of the parties to this Indenture or the Holders.

     Section 12.8.  Holders Authorize Trustee to Effectuate Subordination of
                    --------------------------------------------------------
Securities.
----------

     Each Holder of the Securities by his acceptance thereof authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

     Section 12.9.  Right of Trustee to Hold Senior Indebtedness.
                    --------------------------------------------

             (a) The Trustee and any Agent shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any Agent of any of its rights as such holder.

             (b) Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

     Section 12.10. Article XII Not to Prevent Events of Default.
                    --------------------------------------------

     The failure to make a payment on account of principal of, premium, if any, interest on, or Liquidated Damages, if any, with respect to, the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

     Section 12.11. No Duty of Trustee and Other Agents to Holders of Senior
                    --------------------------------------------------------
Indebtedness.
------------

             (a) The Trustee and the other Agents shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. Nothing in this
     Section 12.12 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

             (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XII and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture as against the Trustee.

                                 ARTICLE XIII.

                           CONVERSION OF SECURITIES

     Section 13.1.  Conversion Privilege.
                    --------------------

     Subject to and upon compliance with the provisions of this Article XIII, at the option of the Holder thereof, any Security may at any time, be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Securities, at the conversion price in effect at the Date of Conversion, until and including, but not after the close of business on the Stated Maturity, unless such Security or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no default is made in making due provision for the payment of the Redemption Price in accordance with the terms of this Indenture, in which case, with respect to such Security or portion thereof as has been so called for redemption or delivered for repurchase, such Security or portion thereof may be so converted until and including, but not after, the close of business on the Business Day immediately prior to the Redemption Date or Repurchase Date, as applicable, for such Security, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

     Section 13.2.  Exercise of Conversion Privilege.
                    --------------------------------

             (a) In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 principal amount. Interest payable in respect of a Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Record Date, notwithstanding the exercise of the right of conversion. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

             (b) Securities surrendered for conversion shall (if reasonably required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing, with appropriate signature guarantee. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of
     Section 13.8 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article XIII and Cash, as provided in Section 13.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such
                                              ------------------
     Security shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Company shall as promptly as practicable execute, and the Trustee shall thereafter authenticate and deliver to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security.

     Section 13.3.  Fractional Interests.
                    --------------------

     No fractions of shares of Common Stock or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 13.3, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Nasdaq National Market (or if not listed for trading thereon, then on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the Nasdaq National Market (or if not listed for trading thereon, on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on the Date of Conversion, the Common
                    ---------------
Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

     Section 13.4.  Conversion Price.
                    ----------------

     The conversion price per share of Common Stock issuable upon conversion of the Securities (as such price may be adjusted, herein called the "Conversion
                                                                  ----------
Price") shall initially be $15.735 (which reflects a conversion rate of 63.5526
-----
shares of Common Stock per $1,000 in principal amount of Securities).

     Section 13.5.  Adjustment of Conversion Price.
                    ------------------------------

     The Conversion Price shall be subject to adjustment from time to time as follows:

             (a) In case there shall be made or paid a dividend or made a distribution in shares of Common Stock on any class of Capital Stock of the Company, the Conversion Price in effect immediately following the record date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (i) and (j) below, after such record date.

             (b) In case the Company shall (1) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately following the effectiveness of such action shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator shall be the number of shares outstanding immediately after giving effect to such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (b) shall become effective immediately, except as provided in subsection (i) and (j) below, after the effective date of a subdivision, combination or reclassification.

             (c) In case there shall be an issuance of rights, options or warrants to all or substantially all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (g) below) on the record date fixed for determination of the shareholders entitled to receive such rights, option or warrants, the Conversion Price in effect immediately following such record date shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying such Conversion Price by a fraction, of which:

                    (i) the numerator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares of Common Stock by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

                    (ii) the denominator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

             Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subsection (c) are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted as provided in this subsection (c) until such triggering events occur. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Price then in effect shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

             (d) In case there shall be a distribution to all or substantially all holders of Common Stock, of any assets, evidences of indebtedness, cash or securities, including without limitation any distribution of any securities of the Incubator (other than (x) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (c) above and in mergers and consolidations to which Section 13.6 applies, or (y) any distribution of rights or warrants subject to subsection (1) below or any distribution in connection with a liquidation, dissolution or winding up of the Company) then in each such case the Conversion Price in effect immediately following the record date fixed for the determination of the shareholders entitled to such distribution shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (g) below) on such record date less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock (determined as provided in subsection (g) below). Such adjustment shall become effective immediately, except as provided in subsection (j) below, after the record date for the determination of shareholders entitled to receive such distribution.

             (e)    [Intentionally Omitted]

             (f) In case the Company or any Subsidiary of the Company shall complete a tender offer for all or any portion of the Common Stock (any such tender offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other tender offer, as of the expiration of such other tender offer, expiring within the 12 months preceding the expiration of such Offer and in respect of which no Conversion Price adjustment pursuant to this subsection
     (f) has been made and (ii) the aggregate amount of any all-cash distributions referred to in subsection (e) of this Section 13.5 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no conversion price adjustment pursuant to such subsection (e) has been made, exceeds 15.0% of the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Conversion Price in effect immediately following such Expiration Time shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

             (g)    For the purpose of any computation under subsections (c),
     (d) and (f) above, the
     current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date," with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 13.3 hereof, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the Nasdaq National Market (or if not listed or admitted to trading thereon, then on the principal national securities exchange or the principal automated quotation system if the Common Stock is listed or admitted to trading thereon) without the right to receive such issuance, distribution or Offer.

             (h)    In addition to the foregoing adjustments in subsections (a),
     (b), (c), (d) and (f) above, the Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for at least 20 Business Days, if the Board of Directors has made a determination, which determination shall be conclusive, that such reduction would be in the best interests of the Company. The Company shall give notice to the Trustee and cause notice of such reduction to be mailed to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar, at least 15 days prior to the date on which such reduction commences. The Company may, at its option, also make such reductions in the Conversion Price in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes.

             (i)    [Intentionally Omitted]

             (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. In no event shall the Conversion Price be less than the par value of a share of the Company's Common Stock.

             (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and showing in reasonable detail the facts upon which such adjustment is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar. Unless and until a Trust Officer has received an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume that no such adjustment has been made and that the last Conversion Price for which the Trustee has received an Officers' Certificate is the current Conversion Price. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such Officer's Certificate or the information and calculation contained therein, except to exhibit the same to any Holder deserving inspection thereof, at its office during normal business hours.

             (l) In the event that the Company distributes rights or warrants (other than those referred to in subsection (c) above) pro rata to holders
                                                            --- ----
     of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, instead of making an adjustment in the Conversion Price, the Company may make proper provision so that the Holder of any Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

     Section 13.6.  Continuation of Conversion Privilege in Case of
                    -----------------------------------------------
Reclassification, Change, Merger, Consolidation or Sale of Assets.
-----------------------------------------------------------------

             If there shall occur:

             (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination),

             (b) any consolidation or merger of the Company with or into any other Person, or the consolidation or merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or

             (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis),

then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 13.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article XIII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common

Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section
13.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar.

     Section 13.7.  Notice of Certain Events.
                    ------------------------

          In case:

          (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

          (b) the Company shall authorize the granting to all or substantially all the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

          (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company;

          (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (e) the Company or any of its Subsidiaries shall complete an Offer, as defined in Section 13.5;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 13.2 hereof, and shall cause to be mailed to each Holder of Securities, at such Holder's address as it shall appear on the registry books of the Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

     Section 13.8.  Taxes on Conversion.
                    -------------------

          The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

     Section 13.9.   Company to Provide Stock.
                     ------------------------

               (a) The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided that nothing contained in this Section 13.9 shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

               (b) If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use its reasonable efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this
     Section 13.9 shall be deemed to limit in any way the obligations of the Company provided in this Article XIII.

               (c) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

               (d) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

     Section 13.10.  Disclaimer of Responsibility for Certain Matters.
                     ------------------------------------------------

     Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 13.5 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to Article VIII hereof, to comply with any of the covenants of the Company contained in this
Article XIII.

     Section 13.11.  Return of Funds Deposited for Redemption of Converted
                     -----------------------------------------------------
                     Securities.
                     ----------

     Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XIII, shall promptly after such conversion be repaid to the Company by the Trustee or such other Paying Agent in accordance with the Company's written instructions.

                                 ARTICLE XIV.

                                 MISCELLANEOUS

     Section 14.1.   TIA Controls.
                     ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, regardless of whether this Indenture has been qualified under the TIA, shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, then the applicable TIA provision shall be deemed to apply to this Indenture as so modified, or shall be excluded, as the case may be.

     Section 14.2.   Notices.
                     -------

          (a) Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by recognized overnight courier, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


          if to the Company:

          Sylvan Learning Systems, Inc.
          1000 Lancaster Street
          Baltimore, Maryland 21202
          Attention:  Chief Financial Officer
          Telephone:  (410) 843-8000
          Telecopy: (410) 843-8065

          if to the Trustee:

          [Name and address to come]


          Attention:  [                        ]
          Telephone:  ([___]) [___]-[____]
          Telecopy: ([___]) [___]-[____]

          (b) Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; the next Business Day after delivery to an overnight courier; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          (c) Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          (d) Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, regardless of whether the addressee receives it except for notices and communications to the Trustee which shall be effective only upon actual receipt thereof.

     Section 14.3. Communications by Holders with Other Holders.
                   --------------------------------------------

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
(S) 312(c).

     Section 14.4. Certificate and Opinion as to Conditions Precedent.
                   --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action (other than the original issuance of the Securities pursuant to this Indenture) under this Indenture, the Company shall furnish to the Trustee:

                   (i) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

                   (ii) upon the Trustee's request, an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

     Section 14.5. Statements Required in Certificate or Opinion.
                   ---------------------------------------------

          (a) Each Officers' Certificate or Opinion of Counsel with respect to compliance with or satisfaction of with a condition or covenant provided for in this Indenture shall include:

                   (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                   (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to regardless of whether such covenant or condition has been satisfied or complied with; and

                   (iv) a statement as to whether, in the opinion of each such Person, such condition or covenant has been satisfied or complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          (b) Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous, and provided that any such certificate or opinion names the Trustee as an addressee and is furnished to the Trustee at the time of delivery of such certificate or opinion. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

     Section 14.6. Rules by Trustee, Paying Agent, Registrar.
                   -----------------------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     Section 14.7. Legal Holidays.
                   --------------

     A "Legal Holiday" is a Saturday, a Sunday or any day that is not a Business Day. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 14.8. Governing Law.
                   -------------

     This Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York, as applied to contracts made and performed within the State of New York. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in The City of New York or any federal court sitting in the Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Securityholder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

     Section 14.9. No Adverse Interpretation of Other Agreements.
                   ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 14.10. No Recourse Against Others.
                    --------------------------

     No direct or indirect partner, employee, shareholder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture (or for any claim based on, or in respect of, or by reason of, such obligations or their creation) by reason of his, her or its status as such partner, shareholder, employee, director or officer. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

     Section 14.11. Successors.
                    ----------

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor and assigns.

     Section 14.12. Duplicate Originals.
                    -------------------

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

     Section 14.13. Severability.
                    ------------

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 14.14. Table of Contents, Headings, Etc.
                    ---------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 14.15. Qualification of Indenture.
                    --------------------------

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs, fees and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs, fees and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

     Section 14.16. Benefits of Indenture.
                    ---------------------

          Nothing in this Indenture or the Securities, express or implied, shall give to any Person other than the parties hereto, the holders of Senior Indebtedness (subject to Article XII), the persons contemplated by Section 7.7 and the Holders, any benefits or any legal or equitable right, remedy or claim under this Indenture or the Securities.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        SYLVAN LEARNING SYSTEMS, INC.



                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________



                                        [NAME OF TRUSTEE], as Trustee



                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________

                                                                       EXHIBIT A
                                                                       ---------
                              [FORM OF SECURITY]

                         SYLVAN LEARNING SYSTEMS, INC.

                5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2010

No.                                                             CUSIP No. ______

                                                                $

          SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of
_________ Dollars, on March [__], 2010.

          Interest Payment Dates: [________] [__],  and [________] [__];
commencing [________] [__], 2000.

          Record Dates:  [________] [__] and [________] [__].

          Reference is made to the further provisions of this Security hereinafter set forth, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                        SYLVAN LEARNING SYSTEMS, INC.



                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________



                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________

Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.

Dated:_____________

[NAME OF TRUSTEE], as Trustee


By: ______________________________
          Authorized Signatory

                         SYLVAN LEARNING SYSTEMS, INC.

                5% Convertible Subordinated Debentures due 2010

   Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("Depositary"), to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/


   This Note (or its predecessor) has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered, sold, pledged or otherwise transferred except as set forth in the next sentence hereof. By its acquisition hereof or of a beneficial interest herein, the holder (1) represents that either (a) it is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities
   Act) (a "QIB"), (b) it is an institutional "Accredited Investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "IAI"), (2) agrees that it will not resell or otherwise transfer this note except (a) to the Company or any of its subsidiaries, (b) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (c) to an IAI that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (a form of which can be obtained from the Trustee), (d) in a transaction meeting the requirements of Rule 144 under the Securities Act, (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (f) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (3) agrees that it will deliver to each person to whom this Note or an interest herein is transferred a notice substantially to the effect of this legend. The Indenture contains a provision requiring the Trustee to refuse to register any transfer of this note in violation of the foregoing./2/

   1.     Interest.  Sylvan Learning systems, Inc., a Maryland corporation
          --------
(hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 7% per annum compounded semi-annually.

   The Company will pay interest semi-annually in cash in arrears on [________] [__] and [________] [__] of each year (each, an "Interest Payment Date"), commencing [________] [__], 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from [________] [__], 2000. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

   2.     Method of Payment.  The Company shall pay interest on the Securities
          -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable as to principal, premium, interest and

____________________________

     /1/ This paragraph should only be added if the Security is issued in global form.

     /2/ This paragraph should be included only for Transfer Restricted Securities.

Liquidated Damages at the office or agency of the Company maintained for such purpose within or without New York, New York, or at the option of the Company, payment of principal, premium, if any, interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that, upon the request of The Depository Trust Company, a New York corporation (the "Depositary"), payment by wire transfer to an account within the United States of immediately available funds will be required with respect to principal of, premium, if any, and interest on and Liquidated Damages, if any, with respect to Global Securities and all other Securities held of record by the Depositary, or its nominee, if the Depositary shall have provided wire transfer instructions to the Company or the Paying Agent.

   3.     Paying Agent and Registrar.  Initially, [Name of Trustee] (the
          --------------------------
"Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

   4.     Indenture.  The Company issued the Securities under an Indenture,
          ---------
dated as of March [__], 2000 (as amended or supplemented from time to time the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $100,000,000.

   5.     Redemption.  Except as provided below, the Securities shall not be
          ----------
redeemed at any time. The Company will not have the right to redeem any Securities prior to March [__], 2003. If, for any period of 30 consecutive Trading Days following March [__], 2003, the average Last Sale Price of the Common Stock is greater than 150% of the average Conversion Price during such period (computed as the mean of the Conversion Prices applicable at the close of business on each of the Trading Days during such period), then, subject to the other provisions of this Article III, on or after the 30/th/ day following the last day of such period, the Company will have the right, subject to the Holders' right to first convert the Securities pursuant to Article XIII of this Indenture, to redeem the Securities in whole, but not in part, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest and Liquidated Damages to, but excluding the Redemption Date.


If redeemed during
the 12-month period
beginning on [________] [__]         Redemption Price
                                     -----------------

2003 ..............................  105.000%

2004 ..............................  103.333%

2005 ..............................  101.667%

2006 and thereafter ...............  100.000%

       Any such redemption will comply with Article III of the Indenture.


   6.     Notice of Redemption.  Notice of redemption will be sent by first
          --------------------
class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in integral multiples of $1,000 only.

   Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article XII of the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

   7.     Denominations; Transfer; Exchange.  The Securities are in registered
          ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

   8.     Persons Deemed Owners.  The registered Holder of a Security may be
          ---------------------
treated as the owner of it for all purposes, subject to the provisions of the Indenture and the Securities with respect to record dates.

   9.     Unclaimed Money.  If money for the payment of principal, interest or
          ---------------
Liquidated Damages, if any, remains unclaimed for one year, the Trustee and the Paying Agent(s) will pay the money back to the Company at the Company's written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

   10.    Amendment; Supplement; Waiver.  Subject to specified exceptions, the
          -----------------------------
Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

   11.    Conversion Rights.  Subject to the provisions of the Indenture, the
          -----------------
Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at an office or agency maintained for such purpose as provided in the Indenture at the initial conversion price per share of Common Stock of $15.735 (which reflects a conversion rate of approximately 63.5526 shares of Common Stock per $1,000 in principal amount of Securities), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Security to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Security.

   12.    Ranking.  Payment of principal, premium, if any, interest on and
          -------
Liquidated Damages, if any, and other amounts with respect to the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

   13.    Repurchase at Option of Holder Upon a Change of Control.  If there is
          -------------------------------------------------------
a Change of Control, the Company shall, subject to certain exceptions, be required, subject to the provisions of the Indenture, to offer to purchase on the Repurchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

   14.    Successors.  When a successor assumes all the obligations of its
          ----------
predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

   15.    Defaults and Remedies.  If an Event of Default occurs and is
          ---------------------
continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.
Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, interest or Liquidated Damages), if it determines that withholding notice is in their interest.

   16.    Trustee Dealings with Company.  The Trustee under the Indenture, in
          -----------------------------
its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

   17.    No Recourse Against Others.  No direct or indirect partner,
          --------------------------
shareholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation, by reason of his, her or its status as such partner, shareholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

   18.    Authentication.  This Security shall not be valid until the Trustee or
          --------------
authenticating agent signs the certificate of authentication on this Security.

   19.    Abbreviations and Defined Terms.  Customary abbreviations may be used
          -------------------------------
in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

   20.    Governing Law.  The Indenture and the Securities shall be governed by
          -------------
and construed in accordance with the internal laws of the State of New York, as applied to contracts made and performed within the State of New York. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in The City of New York or any federal court sitting in the Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the trustee or any Securityholder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

   21.    CUSIP Numbers.  Pursuant to a recommendation promulgated by the
          -------------
Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

   22.    Additional Rights of Holders of Transfer Restricted Securities.  In
          --------------------------------------------------------------
addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

   23.    Copies of Agreements.  The Company will furnish to any Holder upon
          --------------------
written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Request may be made to:

          Sylvan Learning Systems, Inc.
          1000 Lancaster Street
          Baltimore, Maryland 21202
          Attention:  Secretary

                              FORM OF ASSIGNMENT


I or we assign this Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)


   Please insert Social Security or other identifying number of assignee

_____________________

and irrevocably appoint _______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:________________        Signed:__________________________________________
                                      (Sign exactly as your name appears on the other side of this Security)


                              Signature Guaranty:______________________________


   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT PURCHASE


   If you want to elect to have this Security purchased by the Company pursuant to Article XI of the Indenture, check the box: [ ]


   If you want to elect to have only part of this Security purchased by the Company pursuant to Article XI of the Indenture, state the amount you want to be purchased:
$__________________


Dated:________________       Signed:___________________________________________
                             (Sign exactly as your name appears on the other side of this Security)


                             Signature Guaranty:_______________________________


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                 SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES/3/

   The following exchanges of a part of this Global Security for Definitive Securities have been made:


                                                         Principal Amount         Signature of
             Amount of decrease   Amount of increase     of this Global           authorized
             in Principal         in Principal           Security following       signatory of Trustee
Date of      Amount of this       Amount of this         such decrease (or        or Securities
Exchange     Global Security      Global Security        increase)                Custodian
 ----------------------------------------------------------------------------------------------------------







____________________

  /3/ This schedule should only be added if the Security is issued in global form.

                                                                       EXHIBIT B
                                                                       ---------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF NOTES/4/


Re: 5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2010 OF TOTAL RENAL CARE HOLDINGS, INC.

     This Certificate relates to $__________ principal amount of Securities held in __________ book-entry or ____________ definitive form by ____________________________ (the "Transferor").

     1.   The Transferor (check applicable box):
          -------------------------------------

[_] (a) has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[_] (b) has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

     2. In connection with any such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act because (check applicable box):

[_] (a) Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

[_] (b) Such Security is being transferred to a person who the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer over which it exercises sole investment discretion that is aware that the transfer is being made in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(i)(x) or Section 2.6(d)(i)(B) of the Indenture).

[_] (c) Such Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to the Indenture to the Trustee (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture), and delivers an opinion of counsel, if the Company or the Trustee so requests.

[_] (d) Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act. If requested by either the Company, an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).


                         _______________________________________________________
                         [INSERT NAME OF TRANSFEROR]

                         By:____________________________________________________

Date:_______________

____________________

    /4/ This Certificate shall be included only for the Transfer Restricted Securities.

3.   Affiliation with the Company [check if applicable]:

[_] (a) The undersigned represents and warrants that it is, or at some time during which it held this Security was, an Affiliate of the Company.

[_] (b) If 3(a) above is checked and if the undersigned was not an Affiliate of the Company at all times during which it held this Security, indicate the periods during which the undersigned was an Affiliate of the Company:

          ---------------------------------------

[_[ (c) If 3(a) above is checked and if the Transferee will not pay the full purchase price for the transfer of this Security on or prior to the date of transfer indicate when such purchase price will be paid:

          ---------------------------------------

TO BE COMPLETED BY TRANSFEREE IF 2(b) ABOVE IS CHECKED AND THE TRANSFEROR IS NOT A QUALIFIED INSTITUTIONAL BUYER:/5/

     The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information.


Dated:_______________         __________________________________________________
                              NOTICE: To be executed by an officer.






______________________

     /5/ This certificate shall be included only for the Transfer Restricted Securities.

                                                                       EXHIBIT C
                                                                       ---------


                           FORM OF CONVERSION NOTICE
                           -------------------------

                       TO: SYLVAN LEARNING SYSTEMS, INC.


     The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of Sylvan Learning Systems, Inc. in accordance with the terms of this Indenture referred to in this Security and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. The undersigned acknowledges that if such shares of Common Stock have not yet been registered with the Securities and Exchange Commission, such shares may be required to bear a restrictive legend. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and deliver the Certificate to be delivered upon Exchange or Registration of Transfer of Securities. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:_________________

                                   _____________________________________________
                                   Signature


Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.



                         _______________________________________________________
                         Social Security or other Taxpayer Identifying Number




________________________________
(Name)


________________________________
(Street Address)


________________________________
City, State and Zip Code)
(Please print name and address)



                              Principal amount to be converted (if less than all)


                              $_________________________________________________

================================================================================





                              INVESTORS AGREEMENT

                                     among

                         SYLVAN LEARNING SYSTEMS, INC.

                                      AND

                          APOLLO MANAGEMENT IV, L.P.



                         Dated as of March [__], 2000





================================================================================

                              INVESTORS AGREEMENT
                              -------------------

     INVESTORS AGREEMENT, dated as of March [__], 2000 (this "Agreement"), among
                                                              ---------
Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), and
                                                            -------
Apollo Management IV, L.P., a Delaware limited partnership ("Apollo"), on behalf
                                                             ------
of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (together with their Related Parties, the "Apollo Entities").
                                           ---------------

     WHEREAS, the Company and certain of the Apollo Entities have entered into the Purchase Agreement, dated as of February 23, 2000 (the "Purchase
                                                            --------
Agreement"), pursuant to which the Company is issuing and selling to such Apollo
---------
Entities $100,000,000 aggregate principal amount of 5% Convertible Subordinated Debentures due 2010 of the Company (the "Debentures");
                                         ----------

     WHEREAS, the Debentures are convertible at any time at the option of the holders thereof, in part or in whole, into shares of Common Stock; and

     WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.     Definitions.  Capitalized terms used but not defined herein
                    -----------
have the respective meanings given to such terms in the Indenture. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of
      ---------------------
any person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquisition" means (i) any purchase or other acquisition of any Person,
      -----------
whether by purchase, merger, consolidation, or other transfer or (ii) any purchase or other acquisition of any assets (including without limitation any securities).

     "Affiliate Transaction" means any contract, agreement, arrangement or
      ---------------------
transaction between (a) the Company or any Subsidiary of the Company, on the one hand, and (b) either any director, officer or employee of the Company or any Subsidiary of the Company or any Affiliate of any such director, officer or employee (other than the Company or any of its Subsidiaries), on the other hand.

     "Base Price" means the price per share equal to $13.1125; provided,
      ----------
however, that  the "Base Price" shall be subject to the same adjustment
                    ----------
provisions applicable to the term "Conversion Price" set forth in the Indenture.

     "Board" means the board of directors of the Company.
      -----

     "Closing" and "Closing Date" have the respective meanings given to such
      -------       ------------
terms in the Purchase Agreement.

     "Common Stock" means common stock, par value $.01 per share, of the Company
      ------------
or any other capital stock of the Company into which such stock is reclassified or reconstituted.

     "Competitor" means any Person that, in the reasonable opinions of both the
      ----------
Company and Apollo (which shall be based on good faith discussions between the Company and Apollo), is a Person that (i) as the primary component of its business, competes with the Company with respect to the primary business of the Company or (ii) is any Affiliate of any such Person.

     "Consolidated EBITDA" means, with respect to any person, for any period,
      -------------------

          (a) the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of:

               (i)    consolidated income tax expense,

               (ii)   consolidated depreciation and amortization expense,

               (iii)  consolidated interest expense, and

               (iv)   non cash charges,

less

          (b) the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, provided that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly-Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

     "Consolidated Leverage Ratio" on any date of determination (the
      ---------------------------
"Transaction Date") means the ratio, on a pro forma basis, of:
-----------------

          (a) the sum of (x) the aggregate principal amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis outstanding on such date plus (y) the aggregate liquidation preference of Disqualified Capital Stock outstanding on such date, less (z) the aggregate principal amount of outstanding Debentures on such date, to

          (b) the aggregate amount of Consolidated EBITDA of the Company attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period;

provided, that for purposes of calculating Consolidated EBITDA for this definition,

          (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

          (ii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (including as a result of an Acquisition), and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or Disqualified Capital Stock, shall be assumed to have occurred on the first day of the Reference Period; and

          (iii) interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated Net Income" means, with respect to any person for any period,
      -----------------------
the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

          (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

          (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period,

          (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,

          (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

     "Consolidated Subsidiary" means, for any person, each Subsidiary of such
      -----------------------
person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     "Converted Shares" means the shares of Common Stock received upon
      ----------------
conversion of, some or all of, the Debentures.

     "Disqualified Capital Stock" means (a) with respect to any Person, Equity
      --------------------------
Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased ( including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Debentures and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any preferred stock.

     "Early Termination Date" has the meaning given to such term in Section 5(b)
      ----------------------
hereof.

     "Equity Interest" means (i) with respect to a corporation, any and all
      ---------------
Capital Stock or warrants, options or other rights to acquire Capital Stock (including any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "GAAP" means United States generally accepted accounting principles set
      ----
forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with the provisions hereof, "GAAP" means such generally accepted accounting principles which are in effect as of the date hereof.

     "Incubator" means [_________________________], a Delaware limited liability
      ---------
company, and its successors and assigns.

     "Incubator Transaction" any contract, agreement, arrangement or
      ---------------------
transaction, or any series of related contracts, agreements, or transactions, between (i) the Company or any of its Subsidiaries and (ii) the Incubator (other than any such transaction pursuant to the Incubator Agreement).

     "Indenture" means the Indenture dated as of March [__], 2000 by and between
      ---------
the Company and [______________], as trustee, relating to the Debentures, as in effect on the Closing Date.

     "Initial Interest" means the aggregate number of shares of Common Stock
      ----------------
into which the Debentures held by Apollo Entities may be converted as of the Closing Date.

     "Investor Directors" means any person designated by the Apollo Entities who
      ------------------
is elected to the Board pursuant to this Agreement.

     "Liquidation" means the liquidation under applicable bankruptcy or
      -----------
reorganization legislation, or the dissolution or winding up, of the Company.

     "Other Agreement" has the meaning given to such term in the Purchase
      ---------------
Agreement.

     "Reference Period" with regard to any Person means the four full fiscal
      ----------------
quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms hereof.

     "Related Party" means, with respect to any Person, (i) any Affiliate of
      -------------
such Person, (ii) any investment manager, investment advisor or general partner of such Person, and (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner is such Person or a Related Party of such Person.

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "Shares" means shares of Common Stock held by the Apollo Entities and
      ------
Converted Shares the Apollo Entities have the right to receive upon conversion of the Debentures.

     "Stockholders" means the holders of Common Stock.
      ------------

     "Termination Date" means any date on which  the Shares represent less than
      ----------------
one-third of the Initial Interest.

     "Total Voting Power" means the total combined Voting Power, on a fully
      ------------------
diluted basis, of all the Voting Securities then outstanding.

     "Transfer" means to (i) sell, assign, transfer (voluntarily or
      --------
involuntarily), exchange (by merger or otherwise) or otherwise dispose of or
(ii) grant a lien, encumbrance, pledge or other form of security interest.

     "Voting Power" means, as of the date of determination, the voting power in
      ------------
the general election of directors of the Company, and shall be calculated for each Voting Security by reference to the maximum number of votes such Voting Security is or would be entitled to cast in the general election of directors, and, in the case of convertible (or exercisable or exchangeable) securities, by reference to the maximum number of votes such Voting Security would be entitled to cast in unconverted or converted (or exercised, unexercised, exchanged or unexchanged) status. For purposes of determining Voting Power under this Agreement, a Voting Security which is convertible into or exchangeable for a Voting Security shall be counted as having the greater of (i) the number of votes to which such Voting Security is entitled prior to conversion or exchange and (ii) the number of votes to which the Voting Security into which such Voting Security is convertible or exchangeable is entitled. Notwithstanding anything else to the contrary contained in this Agreement, there shall not be included in calculating Voting Power any votes which a Person shall have upon and by reason of the nonpayment of dividends on preferred shares in accordance with the terms of such preferred shares.

     "Voting Securities" means (i) any securities entitled, or which may be
      -----------------
entitled, to vote generally in the election of directors of the Company, (ii) any securities convertible or exercisable into or exchangeable for such securities, or (iii) any direct or indirect rights or options to acquire such securities; provided that unexercised options granted pursuant to any employment benefit or similar plan and rights issued pursuant to any shareholder rights plan shall be deemed not to be "Voting Securities" (or to have Voting Power).

     Section 2.     Transfer Restrictions; Hedging.
                    ------------------------------

             (a) Without the prior written approval of the Company, Apollo shall not, and shall cause its Affiliates not to, Transfer

                    (i) any Debentures to any Person that is a Competitor of the Company, or

                    (ii) more than $25,000,000 aggregate principal amount of Debentures to any other Person , unless as a condition to such Transfer, such Person agrees to be subject to the restrictions on Transfer set forth in this Section 2(a).

             (b) Without the prior written approval of the Company, Apollo shall not and shall cause its Affiliates not to sell short any Common Stock during any period during which Apollo or any of its Affiliates owns any Debentures, any Shares received upon exchange of any Debentures, or any Shares acquired at a time when Apollo or any of its Affiliates owned any Debentures or Shares received upon exchange of any Debentures.

             (c) Without the prior written approval of the Company, prior to the second anniversary of the Closing Date, Apollo shall not, and shall cause its Affiliates not to, Transfer any Debentures to any Person, unless the transferee agrees to not sell short any Common Stock at any time prior to the second anniversary of the Closing Date while such transferee owns any Debentures or Common Stock issuable upon conversion of such Debentures.

             (d) Apollo shall not, and shall cause its Affiliates not to, Transfer any Debentures or any Shares to any Person in violation of the applicable securities laws of the United States.

     Section 3.     Corporate Governance.
                    --------------------

             (a)    Nomination and Election of Directors.
                    ------------------------------------

                    (i) So long as the Shares represent at least two-thirds of the Initial Interest, the Apollo Entities shall have the right to designate two persons for election to the Board. So long as the Shares represent at least one-third but less than two-thirds of the Initial Interest, the Apollo Entities shall have the right to designate one person for election to the Board. Notwithstanding the foregoing, if at any time after the third anniversary of the Closing Date, the Shares represent less than 3% of the fully diluted equity interests in the Company (calculated giving effect to the exercise of all outstanding options, warrants and other rights to purchase to acquire any Equity Interests of the Company), then the Apollo Entities shall not have the right to designate more than one person for election to the Board.

                    (ii) On the Closing Date, the Board shall appoint two Investor Directors as members of the Board.

                    (iii) The Apollo Entities shall no longer be entitled to
             designate persons for election to the Board from and after the Termination Date.

                    (iv) At all times prior to the Termination Date, the Company shall support the nominations of the persons designated by the Apollo Entities pursuant to this Section 3(a), and the Board (and the Company's nominating committee, if any) shall recommend the inclusion of such persons in the slate of nominees recommended to stockholders for election as directors at each annual meeting of stockholders of the Company.

                    (v) As long as at least one Investor Director is a member of the Board, at least one Investor Director shall be appointed to each committee of the Board.

                    (vi) If at any time, a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of any Investor Director, then the Board shall appoint an individual designated by the Apollo Entities to fill such vacancy until the next meeting of Stockholders.

             (b)    Bylaw Amendment. The provisions of Section 3(a) and Section
                    ---------------
     4 hereof shall be further effected pursuant to an amendment to the Company's Bylaws in a form reasonably acceptable to the Apollo Entities, which shall not be further amended by the Board prior to the Termination Date.

             (c)    Investor Directors.
                    ------------------

                    (i) The Company shall provide the Investor Directors notice of each meeting of the Board at the same time and in the same manner as other members of the Board.

                    (ii) The Investor Directors shall be entitled to compensation and indemnification rights similar to those of other non-employee directors of the Company, including without limitation, any rights to participate in stock option or similar plans. At all times on and after the Closing Date, the Company shall be a party to and comply with indemnification agreements (in form mutually satisfactory to Apollo and the Company) with each of the members of the Board. The Company shall at all times maintain a directors' and officers' insurance policy covering the Investor Directors that provides in the aggregate at least $15,000,000 of liability coverage, and in any event substantially no less coverage than the policy covering the current directors of the Company as of the date of this Agreement.

             (d)    Apollo Obligations. During the period beginning on the
                    ------------------
     Closing Date and ending on the earlier to occur of (i) the tenth anniversary of the Closing Date and (ii) the date on which the Shares represent less than 3% of the fully diluted equity interests in the Company (calculated giving effect to the exercise of all outstanding options, warrants and other rights to purchase equity interests of the Company), the Apollo Entities shall vote any Converted Shares that they hold in favor of the election to the Board of all persons nominated by the Board and in favor of all actions by shareholders recommended by the Board; provided, that the persons so nominated include the person(s) designated pursuant to the provisions of Section 3(a) and at least one Investor Director is a member of the Board.

     Section 4.     Certain Actions of the Company.
                    ------------------------------

             (a) Prior to the Termination Date, the Company shall not, and shall not permit any of its Subsidiaries to, take, approve or otherwise ratify any Affiliate Transaction or series of related Affiliate Transactions, involving consideration to either party in excess of $1,000,000, without the approval of all of the Investor Directors.

             (b) The following provisions of this Section 4(b) shall apply and be in effect only for so long as any of the Apollo Entities own any
     Debentures:

                    (i) Prior to the Termination Date, without the approval of either (x) all of the Investor Directors or (y) all of the members of the Board other than the Investor Directors, the Company shall not, and shall not permit any of its Subsidiaries to, enter into, approve or otherwise ratify any Acquisition or series of related Acquisitions, if the aggregate value of the consideration paid by the Company or any of its Subsidiaries in connection therewith is in excess of $100,000,000.

                    (ii) Prior to the Termination Date, the Company shall not, and shall not permit any of its Subsidiaries to, take, approve or otherwise ratify any of the following actions (whether occurring in one or a series of related transactions) without the approval of all of the Investor Directors:

                          (1) the direct or indirect, issuance, assumption,
                    guarantee, incurrence, or other action pursuant to which the Company or any of its Subsidiaries would become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any
                                                    ----------
                    Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), unless on the date of such incurrence (the "Incurrence Date"), the Consolidated
                                     ---------------
                    Leverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and the use of proceeds thereof, would not be greater than 3.5 to 1;

                          (2) any declaration or payment of any dividend or
                    other payment to holders of securities junior in right of payment to the Debentures (other than scheduled interest and principal payments with respect to any indebtedness of the Company) or any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any securities junior in right of payment to the Debentures, prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such securities; and

                          (3) the issuance of any Equity Interests, in a public
                    offering or otherwise, other than (A) the issuance of Common Stock upon exercise of employee stock options granted prior to the date of this Agreement, (B) the issuance of Converted Shares, (C) the issuance and sale of Common Stock at price per share not less than the Base Price, (D) the issuance and sale of convertible preferred stock of the Company, which is convertible into Common Stock upon payment of a conversion price per share of Common Stock not less than the Base Price or (E) options to purchase up to the number of shares of Common Stock authorized (as of the date of the Purchase Agreement) for issuance under any stock option plan of the Company (as in effect on such date) issued to employees under such option plans, provided, that such options have an exercise price not less than the fair market value of such shares on the date of grant of such options.

                    (iii) Prior to the Termination Date, the Company shall not, and shall not permit any of its Subsidiaries to, take, approve or otherwise ratify any Incubator Transaction,

                          (1) unless the terms of such Incubator Transaction are
                    fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's length transaction with a third party that is not affiliated with the Company, and

                         (2) if involving consideration to either party in
                    excess of $1,000,000, unless such Incubator Transaction or any series of related Incubator Transactions is approved by a majority of the members of the Board of Directors of the Company that are disinterested in such Incubator Transaction.

     Section 5.     Standstill.
                    ----------

             (a) At all times prior to the Early Termination Date, Apollo shall not, and shall cause its Affiliates not to, acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any Voting Securities of the Company or any of its Affiliates, other than:

                    (i) the Converted Shares, or an acquisition as a result of a stock split, stock dividend or similar recapitalization,

                    (ii) acquisitions of Voting Securities that together with all Voting Securities owned by Apollo and its Affiliates do not exceed 15% of the Total Voting Power.

                    (iii) stock options or similar rights granted as
             compensation for performance as a director or officer of the Company or its Subsidiaries (and any shares issuable upon exercise thereof),

                    (iv)  transfers between or among the Apollo Entities,

                    (v) any rights that are granted to all Stockholders (and any shares issuable upon exercise thereof), and

                    (vi) acquisitions of Voting Securities approved by the Company.

             provided, however, that (A) if Apollo or any of its Affiliates in good faith inadvertently acquires Voting Securities in violation of these provisions and within 30 business days after the first date on which it has actual knowledge (including by way of written notice given by the Company) that a violation has occurred Apollo or any of its Affiliates shall have transferred any shares of Common Stock held in violation of these provisions to unrelated third parties so that Apollo and its Affiliates no longer beneficially own any such shares or have any agreement or understanding relating to such shares, this Section 5(a) shall be deemed to not have been violated; and (B) no violation of this provision shall be deemed to have occurred by reason of the indirect acquisition of beneficial ownership of securities resulting from (x) investments in investment funds as to which Apollo has no control or power to control with respect to voting or investment decisions or (y) acquisitions of securities by a limited partner in Apollo or an Affiliate thereof as to which limited partner Apollo has no control or power to control;

             (b) The obligations of Stockholders under Section 5(a) shall terminate on the first date (the "Early Termination Date") on which any of
                                       ----------------------
     the following events occurs:

                    (i) At any time after the fifth anniversary of the Closing Date, the Shares represent less than 3% of the fully diluted equity interests in the Company (calculated giving effect to the exercise of all outstanding options, warrants and other rights to purchase to acquire any Equity Interests of the Company).

                    (ii) If the Company shall, in breach of its obligations under this Agreement, fail to nominate for election to the Board the designees set forth by Apollo pursuant to Section 3(a).

                    (iii) The Company shall be in material breach of any of its other obligations under the Purchase Agreement or any Other Agreement and such breach shall not have been cured within 10 days.

     Section 6.     Financial Statements and Reports.  The Company will
                    --------------------------------
maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. At all times prior to the Termination Date, the Company shall comply with the following provisions:

             (a)    Monthly Financials. As soon as available and in any event
                    ------------------
        within fifteen (15) days after the end of each month ending after the Closing Date, the Company shall deliver to the Apollo Entities duplicate copies of preliminary flash financial reports, if any, prepared monthly in the normal course of business for the Company's management and/or the Board with respect to the Company's operations by region and business segment, and as soon as available and in any event within 30 days after the end of each month, the Company shall deliver to the Apollo Entities duplicate copies of operational summaries, if any, prepared monthly in the normal course of business for Company management and/or the Board with respect to the Company's regional and geographical results of operations.

             (b)    Quarterly Financials. As soon as available and in any event
                    --------------------
        within forty-five (45) days after the end of each fiscal quarter (other than the last quarter of any fiscal year),the Company shall deliver to the Apollo Entities duplicate copies of, (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by the chief financial officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 6(b).

             (c)    Year-End Financials. As soon as available and in any event
                    -------------------
        within ninety (90) days after the end of each fiscal year, the Company shall deliver to the Apollo Entities duplicate copies of, (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and sent to shareholders with the annual proxy statement and filed with the SEC shall be deemed to satisfy the requirements of this Section 6(c).

             (d)    Copies of Reports and Other Materials.  Promptly upon
                    -------------------------------------
     receipt thereof, the Company shall deliver the following to the Apollo
     Entities:

                    (i) copies of all reports submitted to the management of the Company by independent public accountants, whether in connection with each annual, interim or special audit of the consolidated financial statements of the Company made by such accountants or otherwise, including the management letter submitted by such accountants to management in connection with their annual audit;

                    (ii) copies of any financial or other report or notice delivered to, or received from, any lenders to the Company or any of its Subsidiaries;

                    (iii) each financial statement, report, notice or proxy
             statement sent by the Company or any Subsidiary to public securities holders generally;

                    (iv) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

                    (v) copies of all material reports, letters and other correspondence from local, state or Federal regulatory or other agencies relating to business, licenses or operating contracts of the Company or any of its Subsidiaries;

                    (vi) copies of such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Holder.

     Section 7.     Confidentiality.  Any information that is reasonably and in
                    ---------------
good faith designated by the Company in writing as confidential at the time of delivery of such information to any of the Apollo Entities shall be kept confidential by such persons, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (B) disclosure of such information is required by law, (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (D) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement. Apollo further agrees, and shall cause its Affiliates to agree, not to purchase or sell any securities of the Company while in possession of material non-public information about the Company in violation of the applicable securities laws of the United States.

     Section 8.     Miscellaneous.
                    -------------

             (a)    Notices.  All notices or other communications required or
                    -------
     permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile, certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile, certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

                    (i)  if to the Company:

                         Sylvan Learning Systems, Inc.
                         1000 Lancaster Street
                         Baltimore, Maryland 21202
                         Attention: General Counsel
                         Facsimile: (410) 843-8065

                         with a copy to:

                         Venable, Baetjer and Howard, LLP
                         1800 Mercantile Bank and Trust Building
                         2 Hopkins Plaza
                         Baltimore, Maryland 21201
                         Attention: Elizabeth R. Hughes
                         Facsimile: (410) 244-7742

                    (ii) if to the Investor:

                         Apollo Management IV, L.P.
                         1999 Avenue of the Stars
                         Suite 1900
                         Los Angeles, CA 90067
                         Attention: Michael Weiner
                         Facsimile: (310) 201-4198
                         with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         300 South Grand Avenue, Suite 3400
                         Los Angeles, CA 90071
                         Attention: Michael A. Woronoff
                         Facsimile: (213) 687-5900

     Any party may, by notice given in accordance with this Section 8(a), designate another address or person for receipt of notices hereunder.

             (b)    Amendment and Waiver.
                    --------------------

                    (i) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                    (ii) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and Apollo and (ii) only in the specific instance and for the specific purpose for which made or given.

             (c)    Specific Performance. The parties hereto intend that each of
                    --------------------
        the parties has the right to seek damages or specific performance in the event that any other party hereto wilfully fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

             (d)    Headings.  The headings in this Agreement are for
                    --------
        convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (e)    Severability. If any one or more of the provisions
                     ------------
        contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

             (f)    Entire Agreement. This Agreement is intended by the parties
                    ----------------
        as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

             (g)    Governing Law; Submission to Jurisdiction. This Agreement
                    -----------------------------------------
        shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflict of law rules thereof. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any Maryland state court sitting in the City of Baltimore or any federal court sitting in the City of Baltimore in respect of any suit, action or proceeding arising out of or relating to this Agreement and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

             (h)    Further Assurances. Each of the parties shall, and shall
                    ------------------
        cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

             (i)    Successors and Assigns. This Agreement shall be binding upon
                    ----------------------
        and inure to the benefit of the parties and their respective permitted successors and assigns. All assignments of rights and obligations under this Agreement shall be void; provided, however, that this Agreement and the rights and obligations of any of the Apollo Entities hereunder may be assigned to any Affiliate of Apollo.

             (j)    No Third Party Beneficiaries. This Agreement is not intended
                    ----------------------------
        to, and does not, create any rights or benefits of any Person other than the parties hereto.

             (k)    Counterparts.  This Agreement may be executed in one or more
                    ------------
        counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

             (l)    Effectiveness. Notwithstanding anything to the contrary
                    -------------
        contained in this Agreement, this Agreement shall not become effective, and Apollo shall have no rights hereunder, unless and until the purchase and sale of the Debentures pursuant to the Purchase Agreement is consummated.

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                         SYLVAN LEARNING SYSTEMS, INC.



                         By:_________________________________________
                         Name:_______________________________________
                         Title:______________________________________

                         APOLLO INVESTMENT FUND IV, L.P.

                         By:  Apollo Advisors IV, L.P.,
                                 its general partner

                         By:  Apollo Capital Management IV, Inc.,
                                 its general partner


                         By:_________________________________________
                         Name:_______________________________________
                         Title:______________________________________

                         APOLLO OVERSEAS PARTNERS IV, L.P.

                         By:  Apollo Advisors IV, L.P.,
                                 its general partner

                         By:  Apollo Capital Management IV, Inc.,
                                 its general partner


                         By:_________________________________________
                         Name:_______________________________________
                         Title:______________________________________

                5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2010

                         REGISTRATION RIGHTS AGREEMENT


                         Dated as of March [__], 2000

                                 by and among

                         Sylvan Learning Systems, Inc.

                                      and

          The Initial Purchasers Listed on the Signature Pages Hereof

          This Registration Rights Agreement (this "Agreement") is made and
                                                    ---------
entered into as of March [__], 2000, by and among Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), and the initial purchasers listed on the
                             -------
signature pages hereof (each an "Initial Purchaser" and, collectively, the
                                 -----------------
"Initial Purchasers"), each of whom has agreed to purchase the Company's 5%
-------------------
Convertible Subordinated Debentures due 2010 (the "Debentures") pursuant to the
                                                   ----------
Purchase Agreement (as defined below).

          This Agreement is made pursuant to the Purchase Agreement, dated February 23, 2000, (the "Purchase Agreement"), by and among the Company and the
                         ------------------
Initial Purchasers. In order to induce the Initial Purchasers to purchase the Debentures, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 4.6 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated the date hereof, between the Company and [____________________________], as trustee, relating to the Debentures (the "Indenture").
                     ---------

          The parties hereby agree as follows:

     Section 1.     Definitions.  As used in this Agreement, the following
                    -----------
capitalized terms shall have the following meanings:

     Act:                               The Securities Act of 1933, as amended.
     ---

     Affiliate:                         As defined in Rule 144 of the Act.
     ---------

     Common Stock:                      Common Stock, $0.01 par value per share,
     ------------
                                        of the Company.

     Commission:                        The Securities and Exchange Commission.
     ----------

     Effectiveness Deadline:            As defined in Section 2(a) hereof.
     ----------------------

     Exchange Act:                      The Securities Exchange Act of 1934, as
     ------------
                                        amended.


     Filing Deadline:                   As defined in Section 2(a) hereof.
     ---------------

     Holder:                            A beneficial owner of Transfer
     ------
                                        Restricted Securities.

     Debentures:                        The 5% Convertible Subordinated
     ----------
                                        Debentures due 2010 being issued and
                                        sold pursuant to the Purchase Agreement.

     Piggyback Notice:                  As defined in Section 4 hereof.
     ----------------

     Piggyback Registration Statement:  As defined in Section 4 hereof.
     --------------------------------

     Prospectus:                        The prospectus included in a
     ----------
                                        Registration Statement at the time such
                                        Registration Statement is declared
                                        effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto,including post-effective amendments, all material incorporated by reference into such
                                        Prospectus and any information
                                        previously omitted in reliance upon Rule
                                        430A of the Act.

     Recommencement Date:               As defined in Section 5 hereof.
     -------------------

     Registration Default:              As defined in Section 3 hereof.
     --------------------

     Registration Statement:            Any registration statement under the Act
     ----------------------
                                        filed pursuant to the terms hereof,
                                        including without limitation any Shelf
                                        Registration Statement and any Piggyback
                                        Registration Statement.

     Rule 144:                          Rule 144 promulgated under the Act.
     --------

     Shelf Registration Statement:      As defined in Section 2 hereof.
     ----------------------------

     Suspension Notice:                 As defined in Section 5 hereof.
     -----------------

     TIA:                               The Trust Indenture Act of 1939 (15
     ---
                                        U.S.C. Section 77aaa-77bbbb) as in
                                        effect on the date of the Indenture.

     Transfer Restricted Securities:    The Debentures and the shares of Common
     ------------------------------
                                        Stock into which the Debentures are
                                        convertible, upon original issuance
                                        thereof, and at all times subsequent
                                        thereto, until, in the case of any such
                                        Debentures or shares of Common Stock,
                                        (a) the date on which such Debentures or shares of Common Stock have been disposed of in accordance with a Registration Statement, (b) the date on which such Debentures or shares of Common Stock are distributed to the public pursuant to Rule 144 under the Act or (c) the date on which such Debentures or shares of Common Stock cease to be outstanding.

     Section 2.     Shelf Registration
                    ------------------

            (a)     Shelf Registration. As soon as practicable after the receipt
                    ------------------
     of the written request of the Holders of a majority of the Transfer Restricted Securities (determined on an as converted basis) but in no event later than 30 days after the receipt of such request (such 30th day, the "Filing Deadline"), the Company shall file with the Commission a
      ---------------
     registration statement under the Act (the "Shelf Registration Statement"),
                                                ----------------------------
     which may, if so requested by such Holders, be a shelf registration statement pursuant to Rule 415 under the Act in any such case, relating to registration for resale of the number of Transfer Restricted Securities specified in such request, and shall use its best efforts to cause such registration statement to become effective on or prior to 60 days after the Filing Deadline (such 60th day, the "Effectiveness Deadline"). The rights
                                          ----------------------
     of the Holders pursuant to this Section 2(a) may be exercised at any time and from time to time, but not more than three times.

          The Company shall use its best efforts to keep any Shelf Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section, and the Company shall use its best efforts to ensure that any Shelf Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for the shorter of (i) two years (as extended pursuant to Section 5(b)(i)) or (ii) the date on which all Transfer Restricted Securities covered by any Registration Statement have been sold pursuant thereto.

            (b)     Provision by Holders of Certain Information in Connection
                    ---------------------------------------------------------
     with the Shelf Registration Statement. No Holder may include any of its
     -------------------------------------
     Transfer Restricted Securities in any Shelf Registration Statement or other Registration Statement pursuant to this Section 2, unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act (and any other information regarding such Holder required by applicable law) for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

            (c)     Holdback Agreement of Company. The Company agrees, if
                    -----------------------------
     requested by the managing underwriter of an underwritten offering of Common Stock registered pursuant to a Shelf Registration Statement or other Registration Statement required pursuant to this Section 2, not to effect any public or private sale or distribution (other than pursuant to an employee benefit plan) of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 90-day period (or shorter period requested by the underwriter) beginning on the date of the consummation of such underwritten offering.

     Section 3.     Liquidated Damages.
                    ------------------

            (a) If (i) the Shelf Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) such Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline, or (iii) such Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective within five Business Days of filing such post-effective amendment to the Shelf Registration Statement (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Company hereby agrees to pay to each
      --------------------
     Holder affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount or $[____] per share of Common Stock(/1/) of Transfer Restricted Securities, as applicable, held by such Holder for each week or portion thereof that the Registration Default continues for the first 90 day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured; provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Shelf Registration Statement, in the case of (ii) above, or (3) upon the filing of a post-effective amendment to the Shelf Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable, in the case of (iii) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), or (iii), as applicable, shall cease.


            (b) All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date as more fully set forth in the Indenture and the Debentures. Notwithstanding the fact that any Debentures

_____________________
/1/ The amount payable on Common Stock should be equal to that amount which would have been payable if the Debentures had not been converted.

     and/or shares of Common Stock for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company to pay liquidated damages with respect to any such Debentures and/or shares of Common Stock shall survive until such time as all such obligations shall have been satisfied in full.

     Section 4.     Piggyback Registration.
                    ----------------------

            (a)     Right to Piggyback. If at any time, or from time to time,
                    ------------------
     the Company determines to file a registration statement with the Commission covering any of the Company's securities for the Company's own account or for the account of any Holder or for the account of any holder of the Company's securities other than a Holder (a "Piggyback Registration
                                                  ----------------------
     Statement"), then the Holders will be entitled to include their Transfer
     ---------
     Restricted Securities in such Piggyback Registration Statement and related underwritten offering, if any, on the terms set forth in this Section.

            (b)     Piggyback Notice. The Company shall promptly give written
                    ----------------
     notice of the Company's determination to file a Piggyback Registration Statement with the Commission to the Holders (a "Piggyback Notice") and
                                                      ----------------
     each Holder will have the right to request, by written notice given to the Company within ten days of the date the Piggyback Notice was received by such Holder, that a specific number of Transfer Restricted Securities held by such Holder be included in the Piggyback Registration Statement and related underwritten offering, if any. If the Piggyback Registration Statement relates to an underwritten offering, the Piggyback Notice will specify the name of the managing underwriter for such offering. The Piggyback Notice will also specify the number and type of securities to be registered for the account of the Company or, if applicable, for the account of any other Person, and the intended method of disposition of such securities.

            (c)     Provision by Holders of Certain Information in Connection
                    ---------------------------------------------------------
     with the Piggyback Registration Statement.  No Holder may include any of
     -----------------------------------------
     its Transfer Restricted Securities in any Piggyback Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act (and any other information regarding such Holder required by applicable law) for use in connection with any Piggyback Registration Statement or Prospectus or preliminary Prospectus included therein. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

            (d)     Priority. If the Piggyback Registration Statement relates
                    --------
     to an underwritten offering, the Company shall cause the managing underwriter of the proposed underwritten offering to permit the Holders to include in such offering all Transfer Restricted Securities owned by them, on the same terms and conditions as the other securities included therein; provided, however, if the managing underwriter of such offering delivers an opinion to the Holders that the total number of securities that such Holders and any other Persons having rights to participate in such registration proposed to include in such offering is such as to materially and adversely affect the success of such offering, the Company shall include in such registration: (w) first, the number of securities being sold by the Company, (x) second, the number of securities of Persons exercising "demand" registration rights that, in the opinion of such managing underwriter, can be sold, which shall be allocated among such Persons as it may otherwise determine; and (y) third, the number of securities in excess of the number of securities described in the foregoing clause (x) that (i) are owned by the Holders and other Persons exercising "piggyback" registration rights, and (ii) in the opinion of such managing underwriter, can be sold, with such number of securities allocated pro rata among the Holders and such other Persons based on the number of securities owned by each prior to the effectiveness of the Piggyback Registration Statement.

            (e)     Withdrawal.  Each Holder may withdraw such Holder's Transfer
                    ----------
     Restricted Securities from the Piggyback Registration Statement at any time prior to the date that the Commission declares such Piggyback Registration Statement effective.

            (f)     Holdback Agreement of Holders.  If requested by the managing
                    -----------------------------
     underwriter of an underwritten offering of Common Stock registered pursuant to a Piggyback Registration Statement, the Holders shall not to effect any public sale or distribution of Common Stock into which the Notes are convertible, including, but not limited to, a sale pursuant to Rule 144 of the Securities Act (except as part of such underwritten offering), during the 10-day period prior to, and during the 90-day period (or shorter period requested by the underwriter) beginning on the effective date of such Piggyback Registration Statement.

     Section 5.     Registration Procedures.
                    -----------------------

            (a)     Procedures.  In connection with each Registration
                    ----------
     Statement, the following procedures shall be followed:

                    (i) The Company shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Sections 2(b) and 4(c) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof (including, without limitation, one or more underwritten offerings) within the time periods and otherwise in accordance with the provisions hereof. The Company shall not include in the Shelf Registration Statement any securities other than the Transfer Restricted Securities.

                    (ii) The Company shall notify each Holder of its right to include its Transfer Restricted Securities in such Registration Statement.

                    (iii) The Company shall use its best efforts to keep the
            Shelf Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 2 of this Agreement. Upon the occurrence of any event that would cause any Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable.

                    (iv) The Company shall prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period set forth in Section 2 hereof, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Transfer Restricted Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus.

                    (v) The Company shall advise the Holders and underwriters, if any, promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                    (vi) Subject to Section 5(a)(iii) hereof, if any fact or event contemplated by Section 5(a)(v)(D) above shall exist or have occurred, the Company shall prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (vii) The Company shall furnish to each Holder named in any Registration Statement or Prospectus and underwriter, if any, in connection with such sale before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days (in the case of a Shelf Registration Statement) or one Business Day (in the case of a Piggyback Registration Statement), and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Persons shall reasonably object within five Business Days after the receipt thereof.

                    (viii) Promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, the Company shall provide copies of such document to the Holders, and underwriters, if any, in connection with such sale, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request.

                    (ix) The Company shall make available at reasonable times for inspection by the Holders and underwriters, if any, and any attorney or accountant retained by such Holders, or underwriters, if any, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriters, if any, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that such persons shall first agree in writing with the Company that (1) any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (D) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement and (2) not to purchase or sell any securities of the Company while in possession of material non-public information about the Company in violation of the applicable securities laws of the United States.

                    (x) If requested by any Holders or underwriters, if any, in connection with such sale, the Company shall promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders or underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment.

                    (xi) The Company shall furnish to each Holder and underwriter, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference).

                    (xii) The Company shall deliver to each Holder and underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

                    (xiii) Upon the request of any Holder or underwriter, if any, the Company shall enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by such Person in connection with any sale or resale pursuant to any applicable Registration Statement and in such connection, the Company shall:

                    (1) upon request of any Holder or underwriter, if any, the
               Company shall furnish (or in the case of subparagraphs (B) and (C) below, use its best efforts to cause to be furnished) to each Holder or underwriter, if any, upon the effectiveness of the Registration Statement:

                         (A) a certificate, dated such date, signed on behalf of
                    the Company by (x) the President or any Vice President and
                    (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Section 5 of the Purchase Agreement and such other similar matters as the Holders may reasonably request;

                         (B) an opinion, dated the date of effectiveness of the
                    Registration Statement, of counsel for the Company, which shall address matters customarily addressed in opinions of counsel for issuers of securities in public offerings registered under the Act and shall be in form an substance satisfactory to the Holders in their reasonable judgment), and in any event include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                         (C) a customary comfort letter, dated as of the date of
                    effectiveness of the Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

                    (2) The Company shall deliver such other documents and
               certificates as may be reasonably requested by the Holders and underwriters, if any, to evidence compliance with the matters set forth in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company pursuant to this clause (2).

               (xiv) Prior to any public offering of Transfer Restricted Securities, the Company shall cooperate with the Holders, underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such Persons may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject.

               (xv) In connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities.

               (xvi) The Company shall (A) list all Shares of Common Stock covered by such Registration Statement on any securities exchange on which the Common Stock is then listed or (B) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ all Shares of Common Stock covered by such Registration Statement if the Common Stock is then so authorized for quotation.

               (xvii) The Company shall use its best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xiv) above.

               (xviii) The Company shall provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company.

               (xix) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act).

               (xx) If underwritten, the Company shall make appropriate officers of the Company available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary

          "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

               (xxi) In the event the Company shall be required to register the sale or disposition of any Debentures pursuant to a Registration Statement required by this Agreement, the Company shall cause the Indenture to be qualified under the TIA not later than the effective date of such Registration Statement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

               (xxii) The Company shall provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

          (b) Restrictions on Holders. Each Holder agrees by acquisition of a
              -----------------------
     Transfer Restricted Security that, upon receipt of the notice referred to in Section 5(a)(v)(C) or any notice from the Company of the existence of any fact of the kind described in Section 5(a)(v)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition
        -----------------
     of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder's has received copies of the supplemented or amended Prospectus contemplated by Section 5(a)(vi) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice
          -------------------
     hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 2 hereof, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

     Section 6.     Registration Expenses.
                    ---------------------

            (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement required by this Agreement becomes effective, including without limitation:

                    (i)   all registration and filing fees and expenses;

                    (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

                    (iii) all expenses of printing (including printing
            certificates for the Common Stock to be issued upon conversion of the Debentures and printing of Prospectuses), messenger and delivery services and telephone;

                    (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities;

                    (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                    (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. All underwriting fees and commissions with respect to an underwritten offering, and transfer taxes, if any, will be borne by the Company and each Holder in proportion to the number of Registrable Securities sold by the Company and such Holder.

          (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders selling Transfer Restricted Securities pursuant to the "Plan of Distribution" contained in the Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Skadden, Arps, Slate, Meagher & Flom LLP, unless another firm shall be chosen by the Holders of a majority in principal amount (number of shares, if applicable) of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

     Section 7.     Indemnification.
                    ---------------

            (a) The Company agrees to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of registered Debentures or registered shares of Common Stock or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

            (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in Section 7(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, its officers or any Person, if any, who controls such Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the
           -----------------
     person against whom such indemnity may be sought (the "indemnifying
                                                            ------------
     person") in writing and the indemnifying party shall assume the defense of
     ------
     such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to
     Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a bona fide request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

            (d)     To the extent that the indemnification provided for in this
     Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the Section 7(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

     Section 8.

          (a)       Rule 144A and Rule 144.  The Company agrees with each
                    ----------------------
     Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

          (b)       Block Trades.  The Company agrees with each Holder, for so
                    ------------
     long as any Transfer Restricted Securities remain outstanding, to cooperate fully with all reasonable requests by such Holder relating to block trades by such Holder of Transfer Restricted Securities.

     Section 9.     Underwritten Registrations.
                    --------------------------

            (a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

          No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            (b) Each Holder agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering made pursuant to a Registration Statement, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Debentures, in the case of an underwritten offering of the Debentures, or the Common Stock, in the case of an underwritten offering of shares of Common Stock constituting Transfer Restricted Securities, during the period beginning 10 days prior to, and ending 90 days after, the closing date of such underwritten offering.

            The foregoing provisions of Section 9(b) shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

            (c) If any of the Transfer Restricted Securities covered by any Registration Statement are to be sold in an underwritten offering, the underwriters, their controlling persons and their respective officers, directors, employees, representatives and agents shall be entitled to indemnity (substantially similar to the indemnity set forth in Section 7 of the Agreement) from the Company and the Holders, which indemnity may be set forth in an underwriting agreement.

     Section 10.    Miscellaneous.
                    -------------

            (a)     Remedies.  The Company acknowledges and agrees that any
                    --------
     failure by the Company to comply with its obligations hereunder may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b)     No Inconsistent Agreements.  The Company will not, on or
                    --------------------------
     after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

            (c)     No Piggybacks on Shelf Registration Statement.  The
                    ---------------------------------------------
     Company shall not grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

            (d)     Amendments and Waivers.  The provisions of this Agreement
                    ----------------------
     may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 3 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount (and shares, if applicable) of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).

          (e) Third Party Beneficiary.  The Holders shall be third party
              -----------------------
     beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (f) Notices.  All notices and other communications provided for or
              -------
     permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

               (ii  if to the Company:

                    Sylvan Learning Systems, Inc.
                    1000 Lancaster Street
                    Baltimore, Maryland  21202
                    Telecopier No.:
                    Attention:  General Counsel

                    Facsimile: ([___]) [___]-[____]

                    with a copy to:

                    Venable, Baetjer and Howard, LLP
                    1800 Mercantile Bank and Trust Building
                    2 Hopkins Plaza
                    Baltimore, Maryland 21201
                    Attention: Elizabeth R. Hughes

                    Facsimile: (410) 244-7742


          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (g) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
     of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be entitled to receive the benefits hereof.

          (h) Counterparts.  This Agreement may be executed in any number of
              ------------
     counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (i) Headings.  The headings in this Agreement are for convenience of
              --------
     reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Governing Law.  This Agreement shall be governed by and construed
              -------------
     in accordance with the laws of the State of Maryland, without regard to the conflict of law rules thereof. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any Maryland state court sitting in the City of Baltimore or any federal court sitting in the City of Baltimore in respect of any suit, action or proceeding arising out of or relating to this Agreement and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (k) Severability. If any term, provision, covenant or restriction of
              ------------
     this Agreement (including, without limitation, any provision regarding the payment of liquidated damages) is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   Company:

                                   SYLVAN LEARNING SYSTEMS, INC.


                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________


Initial Purchasers:


APOLLO INVESTMENT FUND IV, L.P.

By:  Apollo Advisors IV, L.P.,
       its general partner

By:  Apollo Capital Management IV, Inc.,
       its general partner


By:__________________________________
Name:________________________________
Title:_______________________________

APOLLO OVERSEAS PARTNERS IV, L.P.

By:  Apollo Advisors IV, L.P.,
       its general partner

By:  Apollo Capital Management IV, Inc.,
       its general partner

By:__________________________________
Name:________________________________
Title:_______________________________

INVESTOR (GUERNSEY) LTD.


     By:__________________________
     Name:________________________
     Title:_______________________
and

     By:__________________________
     Name:________________________
     Title:_______________________